As filed with the Securities and Exchange Commission on July 29, 2004
Registration Nos. 333-115148
333-115148-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DYNEGY INC.
(Exact name of registrant as specified in its charter)

Illinois
(State or other jurisdiction of incorporation or organization)

74-2928353
(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800
Houston, Texas 77002
(713) 507-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol F. Graebner, Esq.
Executive Vice President and General Counsel
1000 Louisiana, Suite 5800
Houston, Texas 77002
(713) 507-6400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Julien R. Smythe
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800	DYNEGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

94-3248415
(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800
Houston, Texas 77002
(713) 507-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol F. Graebner, Esq.
Executive Vice President and General Counsel
1000 Louisiana, Suite 5800
Houston, Texas 77002
(713) 507-6400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Julien R. Smythe
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 29, 2004

PROSPECTUS

Dynegy Inc.

$225,000,000 4.75% Convertible Subordinated Debentures due 2023

$225,000,000 Junior Unsecured Subordinated Notes due 2016
8,000,000 Shares of Series C Convertible Preferred Stock
and
Class A Common Stock Issuable upon Conversion of the Debentures and Series C Convertible Preferred Stock

Dynegy Holdings Inc.

Guarantee of 4.75% Convertible Subordinated Debentures due 2023

         This prospectus relates to the resale by various selling securityholders of the following:

•	$225,000,000 4.75% Convertible Subordinated Debentures due 2023 and Related Guarantee. On August 11 and August 26, 2003, we issued and sold in private offerings $225,000,000 aggregate principal amount of our 4.75% Convertible Subordinated Debentures due 2023, which we refer to as the convertible debentures, to certain initial purchasers, which we refer to as the initial purchasers. The convertible debentures mature on August 15, 2023 and bear interest at the rate of 4.75% per year. The convertible debentures are convertible into shares of our Class A common stock, which we refer to as the Class A common stock, at an initial conversion price of $4.1210 per share. The convertible debentures are guaranteed on a senior unsecured basis by our subsidiary, Dynegy Holdings Inc., which we refer to as DHI.

•	$225,000,000 Junior Unsecured Subordinated Notes due 2016. On August 11, 2003, we issued and sold in a private offering to Chevron U.S.A. Inc., which we refer to as CUSA, $225,000,000 aggregate principal amount of our Junior Unsecured Subordinated Notes due 2016, which we refer to as the junior notes. The junior notes mature on February 1, 2016 and accrue interest at the rate of 9.00% per annum during the first two years and, if still outstanding, 13.75% per annum thereafter, in each case compounded semi-annually and, at our option, payable in kind by issuance of additional junior notes.

•	Series C Convertible Preferred Stock. On August 11, 2003, we issued and sold in a private offering to CUSA 8 million shares of our Series C Convertible Preferred Stock, which we refer to as the Series C preferred stock. The Series C preferred stock has no voting rights (other than as required by law) and must be redeemed by August 11, 2033. Dividends accrue, and are payable semi-annually, subject to deferral, on the Series C preferred stock at the rate of 5.5% per annum, in cash. Shares of the Series C preferred stock are convertible into shares of Class A common stock in specified circumstances at an initial conversion price of $5.78 per share.

•	Class A Common Stock. 123,802,551 shares of our Class A common stock are issuable upon conversion of the convertible debentures and Series C preferred stock.

     The convertible debentures, junior notes, Series C preferred stock and Class A common stock, which we refer to collectively as the securities, that are offered for resale in this prospectus are offered for the accounts of their current holders, which we refer to as the selling securityholders. The selling securityholders may use this prospectus to resell their securities. We will not receive any of the proceeds from the resale by the selling securityholders of their securities.

     We have not applied for listing of the convertible debentures, junior notes or Series C preferred stock on any securities exchange or for quotation through any automated quotation system. The convertible debentures are currently trading in the Private Offerings, Resale and Trading Through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc. However, any convertible debentures sold under this prospectus will not be eligible for trading in the PORTAL market.

     Our Class A common stock is listed on the New York Stock Exchange under the symbol “DYN.” The last reported sales price of our Class A common stock on the New York Stock Exchange on July 28, 2004 was $4.11 per share.

       Investing in our securities involves risks. See “Risk Factors” beginning on page 9.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC. We filed the registration statement pursuant to the registration rights agreements we entered into with securityholders in connection with the original issuance of the unregistered convertible debentures, junior notes and Series C preferred stock to afford the holders of these securities the opportunity to resell their securities in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which we refer to as the Securities Act.

      This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the securities, you should refer to the registration statement relating to this prospectus, including its exhibits, and the information incorporated herein by reference. Any prospectus supplement that we file with the SEC may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but we refer you to the actual documents for complete information.

      In this prospectus, “we,” “us” and “our” refer to Dynegy Inc. and not any of our subsidiaries unless the context requires otherwise.

i

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website located at http://www.sec.gov. Our SEC filings are also available free of charge from our website at www.dynegy.com. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also inspect our SEC reports, proxy statements and other information concerning us at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We are “incorporating by reference” into this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or the information we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference the following documents that we have filed with the SEC, other than any information in these documents that is deemed not to be “filed” with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by our Form 10-K/A filed on July 20, 2004;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as amended by our Form 10-Q/A filed on July 20, 2004;

•	our Definitive Proxy Statement on Schedule 14A filed on April 8, 2004;

•	our Current Reports on Form 8-K filed on January 6, 2004, January 21, 2004, January 29, 2004, February 3, 2004, February 4, 2004, February 11, 2004, March 17, 2004, March 24, 2004, March 25, 2004, March 31, 2004, April 2, 2004, April 27, 2004, April 28, 2004, May 21, 2004, June 1, 2004 and July 28, 2004; and

•	the description of our common stock in Amendment No. 1 to our Form 8-A filed on January 16, 2004.

      We also incorporate by reference into this prospectus any filings we make with the SEC (excluding those filings made under Items 9 or 12, or any successor items thereto, of Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the initial filing of the registration statement that contains this prospectus and before termination of this offering.

      You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002, Attention: Investor Relations. You may also telephone your request at (713) 507-6400.

ii

UNCERTAINTY OF FORWARD-LOOKING STATEMENTS AND INFORMATION

      This prospectus and some or all of the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2003, as amended by our Form 10-K/A filed on July 20, 2004, contain statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included or incorporated by reference in this prospectus, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning.

      Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors that could cause our actual results to be materially different from the results referenced in the forward-looking statements. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

      All forward-looking statements contained and incorporated by reference in this prospectus are qualified in their entirety by this cautionary statement as well as the risk factors and other cautionary information contained and incorporated by reference in this prospectus. Forward-looking statements speak only as of the date they are made, and we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus, except as otherwise required by applicable law.

iii

SUMMARY

      The following summary highlights selected information contained or incorporated by reference in this prospectus. The summary does not contain all of the information that may be important to you or that you should consider when making an investment decision. You should carefully read the summary together with the more detailed information that is contained and incorporated by reference in this prospectus.

The Company

      We are an energy company with three operating asset-based businesses:

•	power generation;

•	natural gas liquids; and

•	regulated energy delivery.

We have contracted to sell our regulated energy delivery business to Ameren Corporation for $2.3 billion and expect the sale to close before the end of 2004.

      We provide electricity, natural gas, and natural gas liquids to customers throughout the United States. Through our energy businesses, we own and operate a diverse portfolio of assets, including power plants totaling more than 12,700 megawatts of net generating capacity, gas processing plants that process approximately 1.8 billion cubic feet of natural gas per day and nearly 38,000 miles of electric transmission and distribution lines.

      We are a holding company and conduct substantially all of our business operations through our subsidiaries. We began operations in 1985 and became incorporated in Illinois in 1999 in anticipation of our February 2000 acquisition of Illinova Corporation. Our principal executive office is located at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, and our telephone number at that office is (713) 507-6400.

Summary of the Terms of the Convertible Debentures, Junior Notes and Series C Preferred Stock

      For a more complete description of the terms of our convertible debentures, junior notes and Series C preferred stock, see “Description of the Convertible Debentures,” “Description of the Junior Notes” and “Description of the Series C Preferred Stock,” respectively.

Convertible Debentures

Issuer	Dynegy Inc.

Securities	$225,000,000 principal amount of 4.75% Convertible Subordinated Debentures due 2023.

Guarantee	The convertible debentures are guaranteed on a senior unsecured basis by our subsidiary, Dynegy Holdings Inc.

Interest	The convertible debentures bear interest at an annual rate of 4.75%. Interest is payable on February 15 and August 15 of each year.

Maturity Date	August 15, 2023.

Conversion Rights	The convertible debentures are convertible at any time before maturity into shares of our Class A common stock at a conversion price of $4.1210 per share, subject to specified adjustments. This is equivalent to a conversion rate of 242.6595 shares per $1,000 principal amount of convertible debentures. See “Description of the Convertible Debentures — Conversion of Convertible Debentures.”

Conversion Rate Adjustment	The conversion price will be adjusted, in accordance with the convertible debentures indenture, to account for any distributions of assets, rights, options, warrants or evidences of debt to the holders of our Class A common stock. Before August 20, 2013, the conversion price will be adjusted for all cash distributions. The conversion price also will be adjusted to account for (i) cash distributions on or after August 20, 2013 and (ii) tender offer consideration, that in either case, when aggregated with all other such distributions in the preceding twelve months, exceed 5% of our market capitalization. The conversion price will also be subject to customary anti-dilution adjustments for stock splits, stock dividends, subdivisions and other similar events affecting our Class A common stock. See “Description of the Convertible Debentures — Conversion of Convertible Debentures.”

Optional Redemption	We may redeem the convertible debentures on or after August 20, 2010 at 100% of principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Convertible Debentures — Optional Redemption by Dynegy.”

Sinking Fund	None.

Change of Control	Upon any change of control, we may be required to purchase all of the convertible debentures at 100% of principal amount, plus accrued and unpaid interest to, but excluding, the purchase date. The repurchase price is payable in shares of our Class A common stock, or other applicable securities if we are not the surviving corporation of the change of control transaction or transactions, valued at no less than 95% of the average closing prices of our Class A common stock or other applicable securities for the five trading days immediately preceding the second trading day before the repurchase date, subject to specified conditions. See “Description of the Convertible Debentures — Purchase of Convertible Debentures at Your Option Upon a Change of Control.”

Repurchase at the Option of the Holders	Holders of convertible debentures may require us to repurchase their convertible debentures, in whole or in part, at 100% of principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date, on August 15, 2013 and August 15, 2018. See “Description of the Convertible Debentures — Repurchase at the Option of the Holders.”

Subordination	The convertible debentures are our general unsecured obligations. The convertible debentures are subordinated in right of payment to all of our existing and future senior debt. The convertible debentures are also effectively subordinated to the existing and future debt and other liabilities, including trade payables, of our subsidiaries other than DHI. As of March 31, 2004, we had approximately $5.5 billion that would constitute senior debt for purposes of the convertible debentures indenture. This amount excludes the $1.1 billion DHI revolving credit facility and the $208 million in letters of credit issued thereunder as of March 31, 2004. Neither we nor our subsidiaries are prohibited from incurring senior debt or other debt under the convertible debentures indenture. See “Description of the Convertible Debentures — Subordination.”

Trading	The convertible debentures are currently trading in the Private Offerings, Resale and Trading Through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc. However, convertible debentures sold under this prospectus will not be eligible for trading in the PORTAL market.

Junior Notes

Issuer	Dynegy Inc.

Securities	$225,000,000 principal amount of Junior Unsecured Subordinated Notes due 2016.

Interest	The junior notes bear interest at an annual rate of 9.00% until (but excluding) August 11, 2005 and, if still outstanding, 13.75% thereafter. Interest on the junior notes is payable in kind by issuance of additional junior notes at our option. Interest is payable on February 1 and August 1 of each year.

Maturity Date	February 1, 2016.

Optional Redemption	We may redeem the junior notes at any time before maturity at 100% of principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, unless CUSA has made the election to terminate the mandatory redemption provisions as described below. Upon the effectiveness of such election, which will be no earlier than 90 days following the date of such notice, the junior notes will be amended to provide that the we may not redeem the junior notes at our option through August 10, 2010. After such date, we may redeem the outstanding principal amount of the junior notes, in whole or in part, at a redemption price equal to 106.875% until August 11, 2011, 104.579% until August 11, 2012, 102.292% until August 11, 2013, and 100.000% thereafter, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Junior Notes — Optional Redemption by Dynegy.”

Mandatory Redemption	We must redeem the junior notes during the first two years (unless the holders of the junior notes elect otherwise) with (a) 100% of net cash proceeds from the issuances of qualified capital stock (as defined in “Description of the Junior Notes — Definitions”) in excess of the first $250 million of qualified capital stock issued after August 11, 2003, (b) 50% of net cash proceeds from issuances of subordinated or convertible debt, mandatorily redeemable preferred stock or convertible equity (excluding refinancings thereof and any such securities issued to our wholly-owned subsidiaries), (c) 25% of net cash proceeds from asset sales (other than sales of Illinois Power assets or equity) up to $200 million in the aggregate from and after August 11, 2003 and (d) 75% of net cash proceeds from the sale of Illinois Power, provided that such net cash proceeds will not include any amounts used for the payment of any debt associated with Illinois Power in connection with the sale of Illinois Power or its assets. At any time after May 13, 2005, CUSA may exercise a one-time election to terminate the mandatory redemption provisions so long as CUSA holds at least a majority in aggregate principal amount of the junior notes then outstanding. See “Description of the Junior Notes — Mandatory Redemption.”

Sinking Fund	None.

Change of Control	Upon any change of control, we may, subject to certain redemption restrictions, be required to purchase all of the junior notes at 100% of principal amount, plus accrued and unpaid interest to, but excluding, the purchase date. See “Description of the Junior Notes — Purchase of Junior Notes at Your Option Upon a Change of Control.”

Limitations on Redemptions and Repurchases	All redemption and repurchase obligations are subject to restrictions in our and our subsidiaries’ current or future debt instruments (but not restrictions contained in intercompany debt instruments) and any applicable laws. To the extent any mandatory redemption or repurchase is blocked pursuant to these restrictions or laws, interest will accrue at an annual rate of 13.75% on the blocked amount.

Subordination	The junior notes are our general unsecured obligations. The junior notes are subordinated in right of payment to all of our existing and future senior and senior subordinated debt. The junior notes are also effectively subordinated to the existing and future debt and other liabilities of our subsidiaries. As of March 31, 2004, we had approximately $8.1 billion that would constitute senior and senior subordinated indebtedness (as defined below) for purposes of the junior notes indenture. This amount (i) excludes the $1.1 billion DHI revolving credit facility and the $208 million in letters of credit issued thereunder as of March 31, 2004, but (ii) includes the $2.3 billion intercompany note payable to Illinova Corporation, our wholly owned subsidiary. Neither we nor our subsidiaries are prohibited from incurring senior and senior subordinated indebtedness or other indebtedness under the junior notes indenture. See “Description of the Junior Notes — Subordination.”

Series C Preferred Stock

Issuer	Dynegy Inc.

Securities	8,000,000 shares of Series C Convertible Preferred Stock with a $50 per share liquidation value.

Redemption Date	August 11, 2033. Upon redemption, the holders will be entitled to receive payment of the $50.00 liquidation value, plus accrued and unpaid dividends. The Series C preferred stock is subject to mandatory redemption upon maturity or upon our failure to make payments in cash in full of amounts due at the end of any dividend deferral period as described below.

Dividends; Liquidation	Dividends are payable at the rate of 5.5% per annum in cash semi-annually. At our election, we may defer dividend payments for up to ten consecutive semi-annual dividend payment periods. Upon the termination of any deferral period, all accrued and unpaid amounts are due in cash. If we make a deferred dividend payment in full when due, we may elect to begin a new dividend deferral period. During any deferral period or at any time when dividends are not being paid in cash, we are prohibited from paying any dividends or making other distributions on our common stock. See “Description of the Series C Preferred Stock — Dividends” and “Description of the Series C Preferred Stock — Deferral of Dividend Payments.”

Voting	Other than as required by law, holders of Series C preferred stock have no voting rights. However, we may not take certain actions without the consent of the holders of the Series C preferred stock. See “Description of the Series C Preferred Stock — Voting Rights” below.

Conversion Rights	Shares of Series C preferred stock are convertible at any time at the option of the holder into shares of Class A common stock so long as our Class A common stock during each of the 20 trading days immediately before the proposed conversion date is at least 100% of the conversion price. The initial conversion price of the Series C preferred stock is $5.78 per share, subject to specified adjustments. Accrued and unpaid dividends are not convertible into Class A common stock other than in connection with a mandatory conversion by us as described below.

On or after the third anniversary of the Lock-Up Period (as defined below under “ — Transfer Restrictions”), we may cause the Series C preferred stock to convert at our option into shares of Class A common stock at any time the closing price of our Class A common stock exceeds 130% of the conversion price in effect on the conversion date for at least 20 trading days within any period of 30 consecutive trading days before the exercise of our conversion right. Upon such mandatory conversion, any accrued and unpaid dividends shall convert into shares of Class A common stock at the average of the market price of our Class A common stock during the five-day period immediately preceding the conversion date. Upon any conversion of the Series C preferred stock, we may deliver, in lieu of shares of Class A common stock, cash or a combination of cash and shares of Class A common stock. Additionally, any shares of Class A common stock acquired by CUSA or its affiliates automatically convert into shares of our Class B common stock. See “Description of the Series C Preferred Stock — Conversion Rights.”

Conversion Rate Adjustment	The conversion price will be adjusted, in accordance with the Statement of Resolution establishing the Series C preferred stock, to account for distributions of non-cash assets, rights, options, warrants or evidences of indebtedness to the holders of our common stock. The conversion price will also be adjusted for all cash distributions, provided however, that no adjustment will be made for (x) any quarterly cash dividend if the dividend per share does not exceed the greater of (A) the amount per share of Class A common stock of the next preceding quarterly cash dividend (if the preceding quarterly dividend did not require any adjustment of the conversion price, as adjusted to reflect subdivisions or combinations of the Class A common stock), and (B) 10% of the average closing price per share on the ten trading days before the declaration of such dividend or distribution, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of Dynegy, whether voluntary or involuntary. The conversion price will also be subject to customary anti- dilution adjustments for stock splits, stock dividends, subdivisions and other similar events affecting our Class A common stock. See “Description of the Series C Preferred Stock — Conversion Rights — Conversion Price Adjustments.”

Optional Redemption	We may redeem the Series C preferred stock after August 11, 2013 for a redemption price equal to $50.00 per share plus all accrued and unpaid dividends.

Change of Control	Upon a change of control (as defined in the Statement of Resolution establishing the Series C preferred stock), we may be required at the option of the holder to purchase all of the Series C preferred stock at $50.00 per share plus all accrued and unpaid dividends. “Description of the Series C Preferred Stock — Purchase of Series C Preferred Stock at Your Option Upon a Change of Control.”

Transfer Restrictions	CUSA may not transfer the shares of the Series C preferred stock (other than to affiliates) until the earlier of (a) February 11, 2005 and (b) 120 days following the consummation of one or more public or private sales of our qualified capital stock (as defined below in “Description of the Series C Preferred Stock — Definitions”) resulting in gross proceeds to us of at least $250 million, which we refer to as the Lock-Up Period. Further, holders of Series C preferred stock are not permitted to transfer their shares, except in accordance with the Exchange Agreement that we have entered into with CUSA and applicable securities laws.

Issuance of Additional Stock	We may not issue additional shares of our Series C preferred stock. In addition, we may not designate or issue shares of our capital stock that are senior to the Series C preferred stock as to the right to receive dividends or assets upon a liquidation without the consent of the holders of a majority of the Series C preferred stock shares unless it is designated and/or issued in connection with (i) a bona fide transaction where the consideration paid for such shares consists primarily of cash or (ii) a board-approved acquisition of any business or entity by us where such senior stock comprises all or a portion of the purchase price thereof.

Trading	Our Class A common stock currently trades on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “DYN.” We have not applied and do not intend to apply for the listing of the Series C preferred stock on any securities exchange.

Ratio of Earnings to Fixed Charges

      The following table presents the ratio of earnings to fixed charges for us and our consolidated subsidiaries for each of the periods indicated.

	Years Ended December 31,
Three Months Ended
March 31,	Pro-forma
2004	2003	2003	2002	2001	2000	1999

1.18	N/A	—	—	1.27	2.27	1.57

      For the purpose of computing this ratio, “earnings” consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; and the portion of lease rental expense representative of the interest factor attributable to such leases. Due to the losses we incurred under this calculation during the twelve-month periods ended December 31, 2002 and 2003, the ratio coverage was less than 1:1. As such, we would have had to generate additional earnings of $1.42 billion and $657 million to achieve coverage of 1:1 for the ratio of earnings to fixed charges for 2002 and 2003, respectively. In addition, a pro-forma ratio of earnings to fixed charges is not required since the August 2003 refinancing does not affect the historical ratio for the year ended December 31, 2003 by more than 10%.

Ratio of Earnings to Fixed Charges and Preferred Dividends

      The following table presents the ratio of earnings to fixed charges and preferred dividends for us and our consolidated subsidiaries for each of the periods indicated.

	Years Ended December 31,
Three Months Ended
March 31,	Pro-forma
2004	2003	2003	2002	2001	2000	1999

1.14	—	—	—	1.24	2.00	1.57

      For the purpose of computing this ratio, “earnings” consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; and the portion of lease rental expense representative of the interest factor attributable to such leases. Preferred dividends consist of the amount of pre-tax earnings required to pay the dividends on our outstanding preferred stock. Due to the losses we incurred under this calculation during the twelve-month periods ended December 31, 2002 and 2003, the ratio coverage was less than 1:1. As such, we would have had to generate additional earnings of $1.75 billion and $867 million to achieve coverage of 1:1 for the ratio of earnings to fixed charges and preferred dividends for 2002 and 2003, respectively. In addition, due to losses we incurred during the twelve-month period ended December 31, 2003 and after considering the incremental effects for interest charges and preferred dividends associated with our August 2003 refinancing, we would have had to generate additional earnings of approximately $695 million to achieve a coverage of 1:1 for the pro forma ratio of earnings to fixed charges and preferred dividends for 2003.

RISK FACTORS

      Before investing in our securities, you should carefully consider the risks described below as well as the other information contained in this prospectus and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2003, as amended by our Form 10-K/A filed on July 20, 2004, and our other SEC filings identified above under the heading “Where You Can Find More Information.” The risks described in this prospectus and in the SEC filings we incorporate by reference herein are not the only risks relating to our business and securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and securities. Any of these risks could materially adversely affect the value of our securities. In such case, you may lose all or part of your investment.

Your right to receive payment for the convertible debentures and junior notes is junior to certain of our existing and future indebtedness. Further, your right to receive payment for the convertible debentures is structurally subordinated to the existing and future indebtedness of our subsidiaries other than DHI, and your right to receive payment for the junior notes is structurally subordinated to the existing and future indebtedness of all of our subsidiaries.

      The convertible debentures and junior notes are unsecured and subordinated in right of payment to all of our existing and future senior debt. As a result, in the event of insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding or dissolution or winding up or any assignment for the benefit of creditors or marshalling of assets and liabilities, or upon acceleration of the convertible debentures due to an event of default under the convertible debentures indenture, and in specific other events, our assets will be available to pay obligations on the convertible debentures and junior notes only after all senior debt has been paid in full in cash or other payment satisfactory to the holders of senior debt. There may not be sufficient assets remaining to pay amounts due on any or all of the convertible debentures or junior notes then outstanding. The indentures governing the convertible debentures and junior notes do not prohibit or limit the incurrence of senior debt or the incurrence of other indebtedness and other liabilities by us. Our incurring additional indebtedness and other liabilities could adversely affect our ability to pay our obligations on the convertible debentures and junior notes. We anticipate that from time to time we and our subsidiaries will incur additional indebtedness, including senior debt.

      In addition, all payments on the convertible debentures and junior notes may be blocked in the event of a payment default on designated senior debt or a non-payment default on designated senior debt where the maturity of such designated senior debt is accelerated, and, in the case of the convertible debentures, may be blocked for up to 179 consecutive days in the event of other non-payment defaults on senior debt.

      In the event of a bankruptcy, liquidation or reorganization relating to us, holders of the convertible debentures and junior notes will participate with trade creditors and all other holders of subordinated indebtedness in the assets remaining after we have satisfied all of the senior debt. We may not have sufficient funds to pay all of our creditors, and holders of convertible debentures and junior notes may receive less, ratably, than the holders of senior debt.

      The junior notes are not guaranteed and thus are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. The convertible debentures are guaranteed only by DHI and not by any of our other direct or indirect subsidiaries. Consequently, the convertible debentures are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries other than DHI. Upon liquidation, holders of the junior notes will not receive any benefit from the assets of DHI and its subsidiaries until the convertible debentures are paid in full. Our right to receive any assets of our subsidiaries other than DHI upon their liquidation or reorganization, and your consequent right to participate in those assets, is effectively subordinated to the claims of our subsidiaries’ creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. Even if we are recognized as a creditor of one our subsidiaries, including DHI, our claims would still be effectively subordinate to any security interest in the assets of the subsidiary and any indebtedness of such subsidiary senior to that held by us.

      As of March 31, 2004, we had total consolidated debt of $6.9 billion, which consisted of the second priority senior secured notes and other debt including all borrowings under DHI’s credit facility, secured credit facilities and operating leases of our subsidiaries. As of March 31, 2004, DHI had total consolidated debt of $4.6 billion, which consisted of the second priority senior secured notes, other senior notes of DHI and other debt including all borrowings under DHI’s credit facility, other secured credit facilities and operating leases of DHI’s subsidiaries.

The Series C preferred stock ranks junior to all of our and our subsidiaries’ liabilities.

      In the event of our bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series C preferred stock only after all our indebtedness and other liabilities have been paid. In addition, the Series C preferred stock effectively ranks junior to all existing and future liabilities of our subsidiaries and the capital stock of our subsidiaries held by third parties. The rights of holders of the Series C preferred stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and equity holders. As of March 31, 2004, we had total consolidated liabilities of $10.6 billion. There may not be sufficient assets remaining to pay amounts due on any or all of the Series C preferred stock then outstanding. Similarly, if you elect to have your Series C preferred stock redeemed upon a change of control, your right to payment will be subordinate to the rights of holders of the convertible debentures and junior notes that elect to be redeemed under similar redemption provisions.

      In addition, even if the terms of the instruments governing our indebtedness allow us to pay cash dividends or to redeem the Series C preferred stock, we generally can make such payments under Illinois law only from our “surplus” (the excess of our total assets over the sum of our total liabilities plus the amount of our capital as determined by our board of directors) and we cannot assure you that we will have any surplus when we are required to make dividend payments on, or redeem, the Series C preferred stock. In such event, holders of Series C preferred stock would have no remedy. Moreover, without surplus, we generally cannot pay dividends in shares of our common stock.

The senior guarantee of the convertible debentures by DHI may be limited by fraudulent conveyance considerations.

      The terms of the senior guarantee provide that it is limited and subject to automatic reduction to the extent necessary to prevent the guarantee from constituting a fraudulent conveyance. Our creditors or the creditors of DHI could challenge the senior guarantee as a fraudulent conveyance, and we cannot assure you that a court would not conclude that the senior guarantee constitutes a fraudulent conveyance. If a court declares the senior guarantee to be void, or if the senior guarantee must be limited or voided in accordance with its terms, then any claim that you may make against us for amounts payable on the convertible debentures would be subordinated to the debt of DHI, including trade payables.

We may be unable to repurchase the convertible debentures, junior notes and Series C preferred stock upon a change of control.

      Upon a change of control, you may require us to repurchase all or a portion of your convertible debentures, junior notes and Series C preferred stock. If a change of control occurs, we may not have enough funds to pay the repurchase price for all tendered convertible debentures, junior notes and Series C preferred stock. Our current credit agreement and other agreements relating to our indebtedness contain, and any such agreements we enter into in the future may contain, provisions prohibiting or limiting redemption of the convertible debentures, junior notes and Series C preferred stock under certain circumstances, and prohibiting or limiting our repurchase of the convertible debentures, junior notes and Series C preferred stock upon a change of control or providing that a change of control constitutes an event of default under that agreement. If a change of control occurs when we are prohibited from purchasing or redeeming the convertible debentures, junior notes or Series C preferred stock, or limited in our ability to do so, we could seek the consent of our lenders to repurchase the convertible debentures, junior notes or Series C preferred stock. Our failure to repurchase tendered convertible debentures, junior notes or Series C preferred stock would constitute an event of default under the related indentures or statement of resolution, as applicable, and might constitute a default under the terms of our other indebtedness. If a change of control would constitute an event of default under our senior debt, the subordination provisions of the indentures or statement of resolution, as applicable, would restrict our ability to make payments on the convertible debentures, junior notes and Series C preferred stock, as applicable. The term “change of control” is limited to specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to offer to repurchase the convertible debentures, junior notes and Series C preferred stock upon a change of control would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of the Convertible Debentures — Purchase of Convertible Debentures at Your Option Upon a Change of Control,” “Description of the Junior Notes — Purchase of Junior Notes at Your Option Upon a Change of Control” and “Description of the Series C Preferred Stock — Purchase of Junior Notes at Your Option Upon a Change of Control.”

      In addition, even if the terms of the agreements governing our indebtedness and preferred stock allow us to redeem the preferred stock upon a change of control, we generally can make such payments under Illinois law only if, after giving effect to such redemption, our net assets (the excess of our total assets over the sum of our total liabilities plus the amount of our capital as determined by our board of directors) are (a) greater than zero and (b) greater than the maximum amount payable at the time of the redemption to all shareholders having preferential rights in liquidation.

The convertible debentures, junior notes and Series C preferred stock do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the convertible debentures, junior notes and Series C preferred stock.

      We are not restricted under the terms of the convertible debentures, junior notes and Series C preferred stock from incurring additional indebtedness, including secured debt or senior debt or subsidiary debt that would effectively be senior to the junior notes and the Series C preferred stock and, if incurred or guaranteed by subsidiaries other than DHI, the convertible debentures. In addition, the limited covenants applicable to the convertible debentures, junior notes and Series C preferred stock do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the convertible debentures, junior notes and Series C preferred stock could have the effect of diminishing our ability to make payments on the convertible debentures, junior notes and Series C preferred stock when due.

We cannot assure you that an active trading market will develop for the convertible debentures, junior notes or Series C preferred stock, which may adversely affect the market price.

      The convertible debentures, junior notes and Series C preferred stock will not be listed on any securities exchange or included for quotation in any automated dealer system and will only be traded, if at all, on the over-the-counter market. We cannot assure you that a market for the convertible debentures, junior notes or Series C preferred stock will develop and continue or that the market price of the convertible debentures, junior notes and Series C preferred stock will not decline. Various factors, such as changes in prevailing interest rates or changes in perceptions of our creditworthiness, could cause the market price of the convertible debentures, junior notes and Series C preferred stock to fluctuate significantly. In addition, the liquidity of the trading market in the convertible debentures and Series C preferred stock and the market price quoted for the convertible debentures and Series C preferred stock may be adversely affected by changes in the overall market for convertible securities, changes in our prospects or financial performance or in the prospects of companies in our industry generally.

Our stock price has been volatile historically and may continue to be volatile. The price of our Class A common stock, and therefore the price of the convertible debentures and Series C preferred stock, may fluctuate significantly, which may make it difficult for holders to resell the convertible debentures or Series C preferred stock or the shares of our Class A common stock issuable upon conversion of the convertible debentures or Series C preferred stock when desired or at attractive prices.

      The trading price of our Class A common stock has been and may continue to be subject to wide fluctuations. The closing sale prices of our Class A common stock on the NYSE during 2002 ranged from $0.68 to $32.00 per share and during 2003 ranged from $1.29 to $5.23 per share. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating or financial results, actions by various regulatory agencies, litigation, market perceptions of our financial reporting, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, news reports relating to us or trends in our industry or general economic conditions. The market price of the convertible debentures and the Series C preferred stock is expected to be significantly affected by the market price of our Class A common stock. This may result in greater volatility in the trading value of the convertible debentures and Series C preferred stock than typically would be expected for nonconvertible debt or equity securities that we may issue. In particular, decreases in the market price of our Class A common stock are likely to result in decreases in the trading value of the convertible debentures and Series C preferred stock.

Before conversion, holders of the convertible debentures and Series C preferred stock will not be entitled to any shareholder rights, but will be subject to all changes affecting our Class A common stock.

      If you hold convertible debentures and Series C preferred stock, you will not be entitled to any rights with respect to shares of our Class A common stock, including voting rights and, for the convertible debentures, rights to receive dividends or distributions. However, you will be subject to all changes affecting our Class A common stock. Except for limited cases under the adjustments to the conversion price, you will only be entitled to rights that we may grant with respect to shares of our Class A common stock if and when we deliver shares to you upon your election to convert your convertible debentures or Series C preferred stock into shares. For example, if we seek approval for a potential merger from shareholders, or if an amendment is proposed to our articles of incorporation or by-laws which requires shareholder approval, holders of convertible debentures and Series C preferred stock may not vote on the merger or amendment but would be subject to the merger or the terms of the amendment if it is approved or adopted by our shareholders.

Provisions of the Illinois Business Corporation Act and our organizational documents may discourage an acquisition of us.

      Our organizational documents and the Illinois Business Corporation Act, which we refer to as the IBCA, both contain provisions that will impede the removal of directors and may discourage a third party from making a proposal to acquire us. For example, our board may, without the consent of our shareholders, issue preferred stock with greater voting rights than the Class A common stock. The existence of these provisions may also have a negative impact on the price of our Class A common stock. See “Description of Our Class A Common Stock — Anti-Takeover Effects of Illinois Law” for greater detail on the anti-takeover effects of the IBCA.

Shares eligible for public sale after this offering could adversely affect our stock price.

      As of December 31, 2003, there were 3,762,837 shares of Class A common stock underlying vested stock options eligible for sale. We currently have on file registration statements on Form S-8 under the Securities Act covering the shares underlying these options and other shares that we may issue in connection with our benefit plans. Also, this prospectus registers the potential issuance of up to 123,802,551 shares of Class A common stock upon conversion of the convertible debentures and Series C preferred stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock from time to time.

USE OF PROCEEDS

      We will not receive any of the proceeds from the sale by the selling securityholders of the convertible debentures (and the related guarantee), junior notes, Series C preferred stock or Class A common stock.

DESCRIPTION OF THE CONVERTIBLE DEBENTURES

      On August 11, 2003, we issued and sold in a private offering $175,000,000 aggregate principal amount of our 4.75% Convertible Subordinated Debentures due 2023 to certain initial purchasers. In addition, the initial purchasers purchased $50 million in aggregate principal amount of convertible debentures on August 26, 2003 pursuant to the exercise of an option we granted to them in connection with the original purchase. We issued the convertible debentures under an indenture dated as of August 11, 2003 among us, DHI and Wilmington Trust Company, as trustee. The following summarizes some, but not all, provisions of the convertible debentures and the indenture relating to the convertible debentures. We urge you to read the indenture because it, and not this description, defines your rights as a holder of convertible debentures. The terms of the convertible debentures include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You can obtain a copy of the indenture and the certificate evidencing the convertible debentures by contacting us at the address or telephone number set forth above under the heading “Where You Can Find More Information.” All references to the indenture in this section refer to the indenture governing the convertible debentures.

Definitions

      Unless the context requires otherwise, all terms defined in this section relate only to this section and not to any other part of this prospectus. Additionally, as used in this section the following terms have the meanings set forth below:

      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all (as defined below) of the properties or assets of us and our subsidiaries, taken as a whole, or DHI and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of us or DHI other than (a) the consolidation with, merger into or transfer of all or part of the properties and assets of any restricted subsidiary of DHI to DHI or any other restricted subsidiary of DHI and (b) the merger of DHI with an affiliate solely for the purpose of reincorporating DHI or reforming DHI in another jurisdiction;

(3) (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the beneficial owner (as defined below), directly or indirectly, of more than 50% of our voting stock (as defined below), measured by voting power rather than number of shares or (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that CUSA or a Related Party (as defined below) of CUSA becomes the beneficial owner, directly or indirectly, of more than 66% of our voting stock, measured by voting power rather than number of shares;

(4) We consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our voting stock outstanding immediately before such transaction is converted into or exchanged for voting stock (other than disqualified stock (as defined below)) of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person (immediately after giving effect to such issuance); or

(5) the first day on which we cease to own, directly or indirectly, 100% of the outstanding equity interests (as defined below) of DHI.

      However, a Change of Control will not be deemed to have occurred if either:

•	the last sale price of our Class A common stock for any five trading days during the ten trading days immediately preceding the Change of Control is at least equal to 105% of the conversion price in effect on such day; or

•	in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change of Control consists of Class A common stock, American Depositary Shares or other certificates representing common equity interest traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the convertible debentures become convertible solely into such Class A common stock or other certificates representing equity interests.

      For purposes of this Change of Control definition:

•	“Related Party” means (1) any controlling stockholder or 80% (or more) owned subsidiary of CUSA, or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of CUSA and/or such other persons referred to in the immediately preceding clause (1).

•	“Beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.

•	“Capital stock” means (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into capital stock, whether or not such debt securities include any right of participation with capital stock.

•	“Disqualified stock” means any capital stock (as defined above) that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or before the date that is 91 days after the date on which the convertible debentures mature. Notwithstanding the preceding sentence, any capital stock that would constitute disqualified stock solely because the holders of the capital stock have the right to require us to repurchase such capital stock upon the occurrence of a Change of Control or an asset sale will not constitute disqualified stock. The amount of disqualified stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that we and our subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such disqualified stock, exclusive of accrued dividends.

•	“Equity interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

•	“Voting stock” of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

•	“All or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot predict how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.

      “Designated senior debt” means any and all indebtedness outstanding under our obligations under any particular senior debt, including our senior guarantees of the DHI credit facility and the DHI second priority senior secured notes due 2008, 2010 and 2013, having an aggregate principal amount in excess of $100,000,000 in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements to which we are a party, expressly provides that such senior debt shall be “designated senior debt” for purposes of the indenture. The instrument, agreement or other document evidencing such designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

      “Permitted junior securities” means any payment or distribution in the form of equity securities or subordinated securities of us or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all senior debt that may at the time be outstanding to at least the same extent as the convertible debentures are so subordinated.

      “Senior debt” means:

•	all indebtedness for money borrowed, for reimbursement of drawings under letters of credit and all hedging obligations unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the convertible debentures;

•	all guarantees by us of indebtedness and obligations outstanding under DHI’s credit facility and DHI’s second priority senior secured notes due 2008, 2010 and 2013; and

•	any deferrals, renewals, refinancings, replacements or extensions of any of the above.

      Notwithstanding anything to the contrary in the preceding, senior debt does not include:

•	any liability for federal, state, local or other taxes owed or owing by Dynegy;

•	any of our intercompany indebtedness to any of our affiliates; or

•	any trade payables.

      A “trading day” is a day during which trading in securities generally occurs on NYSE (or, if the Class A common stock is not quoted on NYSE, on the principal other market on which the Class A common stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either NYSE (or, if applicable, such other market) in its entirety or only the shares of our Class A common stock (because of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which NYSE (or, if applicable, such other market) cannot clear the transfer of our shares due to an event beyond our control.

      The “volume weighted average price” of one share of our Class A common stock on any trading day (as defined above) will be the volume weighted average prices as displayed under the heading “Bloomberg VWAP” on Bloomberg Page DYN <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day (or if such volume weighted average price is not available, the market value of one share of our Class A common stock on such trading day as we determine in good faith using a volume weighted method).

Brief Description of Convertible Debentures

      The convertible debentures are our general unsecured obligations and are subordinated to all of our existing and future senior indebtedness and rank pari passu in right of payment to all of our existing and future subordinated indebtedness. The convertible debentures are convertible into shares of our Class A common stock as described below under “— Conversion of Convertible Debentures.”

      The convertible debentures are limited to $225,000,000 aggregate principal amount. The convertible debentures have been issued only in denominations of $1,000 or in multiples of $1,000. The convertible debentures mature on August 15, 2023, unless earlier (i) converted by you, (ii) purchased by us at your option either upon a Change of Control or exercise of your put rights under the indenture or (iii) redeemed by us in accordance with the indenture.

      Neither we nor our subsidiaries are restricted from paying dividends, incurring debt, or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture.

      You are not protected under the indenture in the event of a highly leveraged transaction or a Change of Control of Dynegy, except to the extent described below under “— Purchase of Convertible Debentures at Your Option Upon a Change of Control.”

      The convertible debentures bear interest at the annual rate of 4.75%. Interest is payable in arrears on February 15 and August 15 of each year subject to limited exceptions if the convertible debentures are converted, redeemed or repurchased before the interest payment date. The record dates for the payment of interest are January 1 and July 1. We may, at our option, pay interest on the convertible debentures by check mailed to the holders. However, a holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds upon its election if the holder has provided us with wire transfer instructions at least ten business days before the payment date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. We are not be required to make any payment on the convertible debentures due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

      We maintain an office in New York, New York where the convertible debentures may be presented for registration, transfer, exchange or conversion. This office is currently an office or agency of the trustee. Except under limited circumstances described below, the convertible debentures will be issued only in fully registered book-entry form, without coupons, and will be represented by one or more global convertible debentures. There will be no service charge for any registration of transfer or exchange of convertible debentures. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Brief Description of the Senior Guarantee

      The convertible debentures are unconditionally guaranteed, on a senior unsecured basis, by DHI. DHI’s guarantee of the convertible debentures is the general unsecured obligation of DHI and ranks pari passu in right of payment with all of its existing and future senior unsecured indebtedness and senior in right of payment to any of its existing and future subordinated indebtedness. The guarantee is effectively subordinated to all of DHI’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of March 31, 2004, DHI had approximately $3.0 billion of secured indebtedness.

      We are a holding company with no operations or assets of our own. Consequently, our ability to service the debt contemplated by this offering and pay dividends on our Class A common stock is dependent upon the earnings from the businesses conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and our non-guarantor subsidiaries have no obligation to pay any amounts due on the convertible debentures or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Any distribution of earnings to us from our non-guarantor subsidiaries, or advances or other distributions of funds by these subsidiaries to us, all of which are subject to statutory or contractual restrictions, are contingent upon these subsidiaries’ earnings (and in some cases contractual restrictions or the ability of such subsidiary to pay dividends) and are subject to various business considerations.

      Because only DHI guarantees the convertible debentures, our right to receive any assets of any of our subsidiaries other than DHI upon its liquidation or reorganization, and therefore the right of the holders of the convertible debentures to participate in those assets, is structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries other than DHI, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

Conversion of Convertible Debentures

      You may convert your convertible debentures (but only in integral multiples of $1,000 principal amount) into shares of our Class A common stock at any time before the close of business on August 14, 2023 at the conversion price of $4.1210 per share, subject to the adjustments described below. Shares of our Class A common stock acquired by CUSA or its affiliates automatically convert into shares of our Class B common stock.

      The initial conversion price of $4.1210 per share is equivalent to a conversion rate of approximately 242.6595 shares of Class A common stock per $1,000 principal amount of convertible debentures.

      Except as described below, we will not make any payment or other adjustment for any dividends on shares of our Class A common stock that may be issued upon conversion of the convertible debentures. If you submit your convertible debentures for conversion between a record date and the opening of business on the next interest payment date, you must pay funds equal to the interest payable on the principal amount being converted. As a result, if you surrender your convertible debentures for conversion on a date that is not an interest payment date, you will not receive any interest for the period from the interest payment date preceding the date of conversion or for any later period. However, there are certain exceptions to the foregoing provisions. First, if a Change of Control occurs or if your convertible debentures have been called for redemption and the resulting purchase or redemption date occurs between the close of business on a record date and the opening of business on the first business day after the next interest payment date (or if such interest payment date is not a business day, the second business day after the interest payment date) and you submit your convertible debentures for conversion after the relevant record date but before the interest payment date, then you will not be required to pay funds equal to the interest payable on the principal amount being converted. Second, if you submit your convertible debentures for conversion between the record date for the final interest payment and the opening of business on the final interest payment date for such convertible debenture, you will not be required to pay funds equal to the interest payable on the converted principal amount and, consequently, you will be able to retain the interest you receive for the final interest period.

      If the convertible debentures are subject to purchase following a Change of Control, your conversion rights on the convertible debentures subject to purchase will expire at the close of business on the last business day before the purchase date or such earlier date as the convertible debentures are presented for purchase, unless we default in the payment of the purchase price, in which case your conversion right will terminate at the close of business on the date the default is cured and the convertible debentures are purchased. If you have submitted your convertible debentures for purchase upon a Change of Control, you may only convert your convertible debentures if you withdraw your election in accordance with the indenture.

      To convert your convertible debentures (other than a convertible debenture held in book-entry form through DTC) into shares of our Class A common stock you must:

•	complete and manually sign the conversion notice on the back of the convertible debenture or complete and manually sign a facsimile of the conversion notice and deliver the notice to the conversion agent;

•	surrender the convertible debenture to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required under the circumstances above, pay funds equal to the interest payable on the next interest payment date.

      Holders of convertible debentures held in book-entry form through DTC must follow DTC’s customary practices. The date you comply with these requirements is the conversion date under the indenture. Settlement of our obligation to deliver shares and cash (if any) with respect to a conversion will occur on the dates described below. Delivery of shares will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of convertible debentures in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices.

      Upon conversion, we will satisfy all of our obligations by delivering to you a number of shares of our Class A common stock equal to the aggregate principal amount of the convertible debentures you are converting divided by the then applicable conversion price. Any conversion notice by you will be irrevocable. If we receive your notice of conversion on or before the day that is 30 days before the maturity date of the convertible debentures, then settlement in shares will be made on or before the tenth trading day (as defined above) following receipt of your notice of conversion. If we receive your notice of conversion after the day that is 30 days before the maturity date of the convertible debentures, then settlement will occur on or before the fifth trading day following the maturity date (or, if the maturity date is not a trading day, on the sixth trading day after the maturity date). We will not issue fractional shares of Class A common stock upon conversion of convertible debentures. Instead, we will pay cash for the fractional amount based upon the volume weighted average price (as defined above) of the Class A common stock determined during the five trading-day period beginning on the first trading day following receipt of your notice of conversion.

      The conversion rate is subject to adjustment for, among other things:

(1) dividends and other distributions payable in our Class A common stock on shares of our Class A common stock;

(2) the subdivision, combination or reclassification of our outstanding Class A common stock;

(3) the issuance to all holders of our Class A common stock of rights, options or warrants entitling them for a period of more than 60 days to subscribe for or purchase our Class A common stock at less than the then current market price of such Class A common stock as of the record date for shareholders entitled to receive such rights, options or warrants, provided that the conversion rate will be readjusted to the extent any of these rights, options or warrants are not exercised before their expiration;

(4) distributions to all holders of our Class A common stock of evidences of our indebtedness, shares of capital stock, cash or assets, including securities, but excluding:

•	those dividends, distributions, rights, options and warrants referred to above;

•	dividends or distributions paid exclusively in cash on or after August 20, 2013;

•	distributions upon mergers or consolidations referred to below; and

•	distributions of rights to all holders of Class A common stock pursuant to an adoption of a shareholder rights plan;

(5) distributions consisting exclusively of cash on or after August 20, 2013 (excluding any cash distributed upon a merger or consolidation referred to below) to all holders of Class A common stock in an aggregate amount that, combined together with:

•	other such all-cash distributions made within the preceding twelve months in respect of which no adjustment has been made; and

•	any cash and the fair market value of other consideration payable in respect of any tender offer by us or any of our subsidiaries for our Class A common stock concluded within the preceding twelve months in respect of which no adjustment has been made, exceeds 5.0% of our market capitalization (for this purpose being the product of the current market price per share of Class A common stock on the record date for such distribution multiplied by the number of shares of Class A common stock outstanding) on such date; and

(6) the successful completion of a tender offer made by us or any of our subsidiaries for our Class A common stock which involves an aggregate consideration that, together with:

•	any cash and the fair market value of other consideration payable in a tender offer by us or any of our subsidiaries for Class A common stock expiring within the twelve months preceding the expiration of such tender offer in respect of which no adjustment has been made; and

•	the aggregate amount of any such all-cash distributions referred to above to all holders of our Class A common stock within the twelve months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 5.0% of our market capitalization (for this purpose being the product of the current market price per share of Class A common stock as of the last time tenders could have been made pursuant to such tender offer multiplied by the number of shares of Class A common stock outstanding) on the expiration of such tender offer.

      We will not make any adjustment for any transaction if the holders of the convertible debentures participate in such transaction on an equal and ratable basis.

      To the extent that we have a rights plan in effect upon conversion of the convertible debentures into Class A common stock, the holder will receive, in addition to the Class A common stock, the rights under the rights plan whether or not the rights have separated from the Class A common stock at the time of conversion, subject to limited exceptions, and no adjustments to the conversion rate will be made, except in limited circumstances.

      We will not be required to make any adjustment to the conversion rate until the cumulative adjustments amount to 1.0% or more of the conversion rate (except in the case of a cash dividend before August 20, 2013). Any adjustment not made will be taken into account in subsequent adjustments. Except as stated above or below, the conversion price for the issuance of Class A common stock or any securities convertible into or exchangeable for Class A common stock or the right to purchase Class A common stock or such convertible or exchangeable securities will not be adjusted. We will compute all adjustments to the conversion rate and will give notice by mail to holders of the registered convertible debentures of any such adjustments.

      If we merge or consolidate with another person or sell or transfer all or substantially all of our assets, each convertible debenture then outstanding will, without the consent of the holder of any debenture, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A common stock into which the convertible debenture was convertible immediately before the merger, consolidation or sale. This calculation will be made based on the assumptions that (i) the holder of Class A common stock failed to exercise any rights of election that the holder may have to select a particular type of consideration and (ii) the holder is neither a party to the transaction nor an affiliate of a party to the transaction. The adjustment will not be made for a merger that does not result in any reclassification, conversion, exchange or cancellation of our Class A common stock.

      We may temporarily increase the conversion rate for any period of at least 20 days if our board determines that the increase would be in our best interest. The board’s determination in this regard will be conclusive. We will give holders of convertible debentures at least 15 days’ notice of such an increase in the conversion rate. Any such increase, however, will not be taken into account for purposes of determining whether the closing price of our Class A common stock exceeds the conversion price by 105% in connection with an event that otherwise would be a Change of Control. In addition, we reserve the right to effect such increases in the conversion rate in addition to those required by the foregoing provisions as we consider to be advisable to avoid or diminish any income tax to the holders of our Class A common stock.

      If at any time we make a distribution of property to our stockholders that would be taxable to such stockholders as a dividend for U.S. federal income tax purposes, such as distributions of evidence of indebtedness or assets by us, but generally not stock dividends on Class A common stock or rights to subscribe for Class A common stock, and, pursuant to the anti-dilution provisions of the indenture, the number of shares into which convertible debentures are convertible is increased, that increase may be deemed for U.S. federal income tax purposes to be the payment of a taxable dividend to holders of convertible debentures.

Subordination

      The indebtedness evidenced by the convertible debentures is subordinated to the extent provided in the indenture to the prior payment in full of all our senior debt. In the event of our insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding or any assignment for the benefit of creditors or marshalling of assets and liabilities, payments by us on the convertible debentures (other than payments in permitted junior securities (as defined above)) will be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all of our senior debt. As a result of these subordination provisions, in any such event, holders of our senior debt may receive more, ratably, and holders of the convertible debentures may receive less, ratably, than our other creditors. We are required to promptly notify holders of senior debt (as defined above) if payment of the convertible debentures is accelerated because of an event of default.

      We may also not make payment of principal, interest or other amounts on the convertible debentures (other than the issuance of permitted junior securities) or redeem or repurchase the convertible debentures if any of the following occurs:

•	a default in the payment of the principal, interest or other amounts on designated senior debt (as defined above) occurs;

•	any other default on designated senior debt occurs and the maturity of such designated senior debt is accelerated; or

•	any other default (other than the ones specified above) occurs and is continuing with respect to designated senior debt that permits holders or their representatives of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or representatives of such designated senior debt.

      The foregoing prohibitions regarding payments by us on the convertible debentures shall end:

•	in case of a prohibition based on (1) a payment default or (2) a nonpayment default where the maturity of such designated senior debt is accelerated, when all amounts in respect of such designated senior debt have been paid in full in cash or cash equivalents or the default is cured, waived or ceases to exist and any acceleration has been rescinded; and

•	in case of a prohibition based on a nonpayment default (other than the ones specified above), 179 days after the receipt of the payment blockage notice, unless (1) earlier terminated by the written notice of the person who gave the payment blockage notice, (2) all amounts on the designated senior debt have been paid in full in cash or cash equivalents or (3) the default giving rise to the payment blockage notice is cured, waived or ceases to exist, in each case unless the designated senior debt has been accelerated.

      No new payment blockage period based on a nonpayment default may start unless 360 days have elapsed since the effectiveness of the prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee may be the basis for a subsequent payment blockage notice, unless such default has been cured or waived for a period of at least 90 days. The subordination provisions will not prevent the occurrence of any event of default under the indenture. If the trustee or any holder receives any payment that should not have been made to it in contravention of subordination provisions before all senior debt is paid in full in cash, then such payment will be held in trust for the holders of senior debt.

      The convertible debentures are guaranteed only by DHI and not by any of our other direct or indirect subsidiaries. Consequently, the convertible debentures are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries other than DHI. Our right to receive any assets of any of our subsidiaries other than DHI upon its liquidation or reorganization, and your consequent right to participate in those assets, is effectively subordinated to the claims of the subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. Even if we are recognized as a creditor of one of our subsidiaries, including DHI, our claims would still be effectively subordinated to any security interest in the assets of the subsidiary and any indebtedness of such subsidiary senior to that held by us.

      As of March 31, 2004, we had total consolidated debt of $6.9 billion, which consisted of the second priority senior secured notes and other debt including all borrowings under DHI’s credit facility, secured credit facilities and operating leases of our subsidiaries. As of March 31, 2004, DHI had total consolidated debt of $4.6 billion, which consisted of the notes and other debt including all borrowings under DHI’s credit facility, secured credit facilities and operating leases of DHI’s subsidiaries.

      Neither we nor our subsidiaries are limited or prohibited from incurring senior debt or any other indebtedness or liabilities under the indenture. We expect from time to time to incur additional indebtedness and other liabilities, including senior debt. If we or our subsidiaries incur additional indebtedness, our ability to pay our obligations on the convertible debentures could be affected. We also expect that our subsidiaries may from time to time incur additional indebtedness and other liabilities.

Optional Redemption by Dynegy

      We may redeem the convertible debentures, in whole or in part, at any time on or after August 20, 2010, on at least 20 days but not more than 60 days notice. The redemption price is equal to 100% of the principal amount to be redeemed together with accrued interest up to, but excluding, the redemption date. Unless we default in payment of the redemption price, on the redemption date, interest shall cease to accrue on the convertible debentures called for redemption.

Sinking Fund

      No sinking fund is provided for the convertible debentures.

Repurchase at the Option of the Holders

      On each of August 15, 2013, and August 15, 2018, each holder may, at the holder’s option and subject to the provisions of the indenture, require us to repurchase any outstanding convertible debentures for which the holder has properly delivered and not withdrawn a written repurchase notice, at a purchase price equal to 100% of the principal amount of those convertible debentures plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the repurchase date. Holders may submit their convertible debentures for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days before the repurchase date until the close of business on the business day immediately preceding the repurchase date.

      At our sole option, we may elect to pay the repurchase price for any convertible debentures submitted for repurchase by us in cash, in shares of our Class A common stock or a combination of shares of our Class A common stock and cash. The number of shares of our Class A common stock that a holder will receive will equal the relevant amount of the purchase price divided by the arithmetic mean of the volume weighted average price of our Class A common stock for the five consecutive trading days selected by us commencing not more than 10 trading days before and ending not later than the day before we mail the repurchase notice. However, we may not pay the purchase price in shares of our Class A common stock or a combination of shares of our Class A common stock and cash, unless we satisfy certain conditions before the repurchase date as provided in the indenture, including:

•	registration of the shares of our Class A common stock to be issued upon repurchase under the Securities Act and the Exchange Act, if required by law;

•	qualification of the shares of our Class A common stock to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

•	listing of our Class A common stock on a U.S. national securities exchange or quotation thereof in an interdealer quotation system of any registered U.S. national securities association.

      We are required to give notice at least 20 business days before each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things, the procedures that holders must follow to require us to repurchase their convertible debentures as described below and whether the purchase price will be paid in cash or shares of our Class A common stock, or a combination thereof. Because the sale price of our Class A common stock will be determined before the applicable repurchase date, holders of convertible debentures bear the market risk that our Class A common stock will decline in value between the date the sale price is calculated and the repurchase date. The repurchase notice given by each holder electing to require us to repurchase convertible debentures shall be given so as to be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date and must state:

•	if certificated, the certificate numbers of the holders’ convertible debentures to be delivered for repurchase;

•	the portion of the principal amount of convertible debentures to be repurchased, which must be $1,000 or a multiple thereof; and

•	that the convertible debentures are to be repurchased by us pursuant to the applicable provisions of the convertible debentures and the indenture.

      If convertible debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

      A holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal shall state:

•	the principal amount of convertible debentures being withdrawn;

•	if certificated, the certificate numbers of the convertible debentures being withdrawn; and

•	the principal amount, if any, of the convertible debentures that remain subject to the repurchase notice.

      If convertible debentures are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

      In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

•	file a Schedule TO, if required, or any other schedule required under the Exchange Act.

      Our obligation to pay the purchase price for convertible debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the convertible debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the purchase price for the convertible debentures to be paid promptly following the later of the repurchase date or the time of delivery of the convertible debentures, together with such endorsements.

      If the paying agent holds money or shares of our Class A common stock, as applicable, sufficient to pay the purchase price of the convertible debentures for which a repurchase notice has been delivered on the business day immediately following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, such convertible debentures will cease to be outstanding and interest, including additional interest, if any, on the convertible debentures will cease to accrue, whether or not the convertible debentures are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the convertible debentures.

      Our ability to repurchase convertible debentures for cash may be limited by our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all the convertible debentures that might be delivered by holders of convertible debentures seeking to exercise the repurchase right. See “Risk Factors — We may be unable to repurchase the convertible debentures, junior notes and Series C preferred stock upon a change of control.”

Purchase of Convertible Debentures at Your Option Upon a Change of Control

      If a Change of Control occurs, you may require us to purchase all or any part of your convertible debentures not previously called for redemption at a purchase price equal to 100% of the principal amount of the convertible debentures together with accrued and unpaid interest to, but excluding, the purchase date. Convertible debentures submitted for purchase must be in integral multiples of $1,000 principal amount.

      At our option, instead of paying the repurchase price in cash, we may pay the repurchase price, in whole or in part, in shares of our Class A common stock (or in the case of a merger, consolidation or similar transaction in which we are not the surviving corporation, common stock, common equity interests, ordinary shares or American Depository Shares of the surviving corporation or its direct or indirect parent corporation) valued at 95% of the average of the closing prices of our Class A common stock for the five trading days immediately preceding the second trading day before the repurchase date. We may only pay the repurchase price in shares of our Class A common stock or applicable securities if we satisfy conditions provided in the indenture.

      We will mail to the trustee and to each holder a written notice of the Change of Control within 30 days after the occurrence of such Change of Control. This notice shall state specified information, including:

•	information about and the terms and conditions of the Change of Control;

•	information about the holders’ right to convert the convertible debentures;

•	the holders’ right to require us to purchase the convertible debentures;

•	the procedures required for exercise of the purchase option upon the Change of Control;

•	the repurchase date (which must be no more than 45 days after the date on which the Change of Control occurs); and

•	the name and address of the paying and conversion agents.

      You must deliver written notice of your exercise of this purchase right to the paying agent at any time before the close of business on the business day before the Change of Control purchase date. The written notice must specify the convertible debentures for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time before the close of business on the business day before the Change of Control purchase date.

      We will under the indenture:

•	comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the convertible debentures upon a Change of Control.

      This Change of Control purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our Class A common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the Change of Control purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a result of negotiations between us and the initial purchasers of the convertible debentures.

      We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a Change of Control but would increase the amount of debt, including senior debt, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring indebtedness, including senior debt, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the convertible debentures. Certain of our debt agreements may prohibit our repurchase of the convertible debentures and provide that a Change of Control constitutes an event of default.

      If a Change of Control were to occur, we may not have sufficient funds to pay the Change of Control purchase price for the convertible debentures tendered by holders. In addition, we may in the future incur debt that has similar Change of Control provisions that permit holders of this debt to accelerate or require us to repurchase this debt upon the occurrence of events similar to a Change of Control. Our failure to repurchase the convertible debentures upon a Change of Control will result in an event of default under the indenture.

Events of Default

      Each of the following will constitute an event of default under the indenture:

(1) we fail to pay principal or premium, if any, on any convertible debenture when due whether or not prohibited by the subordination provisions of the indenture;

(2) we fail to pay any interest, including any additional interest, on any convertible debenture when due if such failure continues for 30 days whether or not prohibited by the subordination provisions of the indenture;

(3) we fail to deliver shares of our Class A common stock, or any cash settlement amount whether or not prohibited by the subordination provisions of the indenture, if applicable, upon conversion of any convertible debentures as required under the indenture for 30 days after notice is given in accordance with the indenture;

(4) we fail to comply with the provisions described under the caption “ — Merger, Consolidation or Sale of Assets” or we fail to provide written notice of a Change of Control pursuant to the provision described under the caption “ — Purchase of Convertible Debentures at Your Option Upon a Change of Control;”

(5) we fail to perform any other covenant required of us in the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

(6) we fail to pay the purchase price pursuant to the indenture of any convertible debenture when due whether or not prohibited by the subordination provisions of the indenture;

(7) any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our significant subsidiaries, including DHI and its significant subsidiaries (or the payment of which is guaranteed by us or any of our significant subsidiaries, including DHI and its significant subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness before the expiration of the grace period provided in such indebtedness on the date of such default; or

(b) results in the acceleration of such indebtedness before its express maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that if such payment default or acceleration shall be remedied or cured by us or any of our subsidiaries, as appropriate, or waived by the holder of such indebtedness, in any such case before acceleration of the convertible debentures, then the default under the indenture by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the trustee, any holder of the convertible debentures or any other person;

(8) failure by us or DHI to pay final judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third party insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

(9) except as expressly permitted by the indenture, the guarantee of the convertible debentures by DHI shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or DHI, or any person action on behalf of DHI, shall deny or disaffirm its obligations under its guarantee; and

(10) certain events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries described in the indenture, including DHI and any of its significant subsidiaries.

      If an event of default, other than an event of default described in clause (10) above with respect to us or any of our significant subsidiaries, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding convertible debentures may declare the principal amount of the convertible debentures to be due and payable immediately. If an event of default described in clause (10) above occurs with respect to us or any of our significant subsidiaries, the principal amount of the convertible debentures will automatically become immediately due and payable.

      After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the convertible debentures may, under specified circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.

      Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding convertible debentures may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the convertible debentures.

      No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the convertible debentures then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer; and

•	the trustee has not received from the holders of a majority in aggregate principal amount of the convertible debentures then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

      However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any convertible debenture on or after the applicable due date or the right to convert the convertible debenture in accordance with the indenture.

      We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officer’s knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Modification and Waiver

      Generally, the holders of not less than a majority of the aggregate principal amount of outstanding convertible debentures may waive any default or event of default unless:

•	we fail to pay principal or interest on, or purchase price of, any convertible debenture when due, although holders of a majority in principal amount of the convertible debentures may rescind an acceleration of the convertible debentures as described above;

•	we fail to convert any convertible debenture into Class A common stock; or

•	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding convertible debenture affected.

      We and the trustee may amend or supplement the indenture or the convertible debentures with the consent of the holders of a majority in aggregate principal amount of the outstanding convertible debentures (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, convertible debentures). In addition, the holders of a majority in aggregate principal amount of the outstanding convertible debentures may waive our compliance in any instance with any provision of the indenture without notice to the convertible debenture holders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding convertible debenture if such amendment, supplement or waiver would:

(1) reduce the principal amount of convertible debentures whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any convertible debenture or alter the provisions with respect to the redemption of the convertible debentures (other than provisions relating to the repurchase described above under the caption “— Purchase of Convertible Debentures at Your Option Upon a Change of Control”);

(3) reduce the rate of or change the time for payment of interest on any convertible debenture;

(4) except as expressly permitted in the indenture, modify the provisions with respect to conversion of convertible debentures in a manner adverse to the holders of convertible debentures;

(5) waive a default or event of default in the payment of principal of, or interest or premium, if any, on the convertible debentures (except a rescission of acceleration of the convertible debentures by the holders of at least a majority in aggregate principal amount of the convertible debentures and a waiver of the payment default that resulted from such acceleration);

(6) make any convertible debenture payable in money other than that stated in the convertible debentures;

(7) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of convertible debentures to receive payments of principal of, or interest or premium, if any, on the convertible debentures;

(8) waive a redemption payment with respect to any convertible debenture (other than a payment required by the covenant described above under the caption “— Purchase of Convertible Debentures at Your Option Upon a Change of Control”);

(9) modify the subordination provisions in a manner that is adverse to the holders of the convertible debentures;

(10) modify the provisions with respect to the repurchase rights of the holders of the convertible debentures in a manner that is adverse to the holders of the convertible debentures;

(11) release DHI from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture; or

(12) make any change in the preceding amendment and waiver provisions.

      We and the trustee may amend or supplement the indenture or the convertible debentures without notice to or the consent of the convertible debenture holders to:

(1) provide for a successor to us or DHI pursuant to a consolidation, merger or sale of assets;

(2) add to our covenants for the benefit of the holders of all or any of the convertible debentures or to surrender any right or power conferred upon us by the indenture;

(3) provide for a successor trustee with respect to the convertible debentures;

(4) cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision provided that such modification will not adversely affect the interests of the holders of the convertible debentures;

(5) secure the convertible debentures;

(6) increase the conversion rate or reduce the conversion price, provided that the increase or reduction, as the case may be, is in accordance with the terms of the indenture or will not adversely affect the interests of the holders of the convertible debentures;

(7) comply with requirements of the SEC to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(8) conform the text of the indenture, the convertible debentures or DHI’s guarantee to any provision of the Description of Convertible Debentures contained in the Offering Circular dated August 1, 2003 relating to the convertible debentures to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture, DHI’s guarantee or the convertible debentures.

Merger, Consolidation or Sale of Assets

      We may not, directly or indirectly: (i) consolidate or merge with or into another person (whether or not we are the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our and DHI’s properties or assets, taken as a whole, in one or more related transactions, to another person; unless:

(1) either: (a) we are the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the convertible debentures and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after such transaction, no default or event of default exists.

      In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other person.

      The above-described restrictive covenant will not apply to:

(A) our merger with an affiliate solely for the purpose of reincorporating us in another jurisdiction; and

(B) any sale, transfer, assignment, conveyance, lease or other disposition of assets between us and DHI.

Satisfaction and Discharge

      We may discharge our obligations under the indenture (except as to any surviving rights of conversion, registration of transfer or exchange) while convertible debentures remain outstanding if all outstanding convertible debentures have become due and payable or will become due and payable within one year and, in either case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding convertible debentures on the date of their scheduled maturity or the scheduled date of redemption.

Transfer and Exchange

      We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

•	vary or terminate the appointment of the security registrar, paying agent or conversion agent;

•	appoint additional paying agents or conversion agents; and

•	approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

      All convertible debentures surrendered for payment, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All convertible debentures delivered to the trustee shall be cancelled promptly by the trustee. No convertible debentures shall be authenticated in exchange for any convertible debentures cancelled as provided in the indenture.

      We may, to the extent permitted by law, purchase convertible debentures in the open market or by tender offer at any price or by private agreement. Any convertible debentures purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any convertible debentures surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any convertible debentures held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of convertible debenture holders.

Replacement of Convertible Debentures

      We will replace mutilated, destroyed, stolen or lost convertible debentures at your expense upon delivery to the trustee of the mutilated convertible debentures, or evidence of the loss, theft or destruction of the convertible debentures satisfactory to us and the trustee. In the case of a lost, stolen or destroyed debenture, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such convertible debenture before a replacement convertible debenture will be issued.

Governing Law

      The indenture, the convertible debentures and the guarantee are governed by, and will be construed in accordance with, the law of the State of New York, without regard to conflicts of laws principles.

Concerning the Trustee

      Wilmington Trust Company serves as the trustee and the conversion agent under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the convertible debentures, the trustee must eliminate such conflict or resign. The holders of a majority in principal amount of all outstanding convertible debentures may direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability. The trustee (a) assumes no responsibility for the correctness of the statements contained in this prospectus, and (b) makes no representation as to the validity or adequacy of the statements contained in this prospectus. The address of the trustee is 1100 North Market Street, Wilmington, DE 19890; fax: (302) 636-4145; Attention: Corporate Capital Markets.

Book-Entry, Delivery and Form

      We initially issued the convertible debentures in the form of global securities. The global security was deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC.

      Convertible debentures in definitive certificated form, which we refer to as certificated securities, will be issued only in certain limited circumstances described below.

      DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities of institutions that have accounts with DTC, which we refer to as participants, and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, which we refer to as indirect participants, that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

      We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of convertible debentures represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the initial purchaser. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

      Owners of beneficial interests in global securities who desire to convert their interests into Class A common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

      So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the convertible debentures represented by the global security for all purposes under the indenture and the convertible debentures. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the convertible debentures represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any convertible debentures under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. We will make payments of principal of, premium, if any, and interest (including any additional interest) on the convertible debentures represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest (including additional interest) on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any convertible debenture or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

      DTC has advised us that it will take any action permitted to be taken by a holder of convertible debentures only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of convertible debentures as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the convertible debentures, DTC will exchange the global security for certificated securities which it will distribute to its participants.

      Although DTC is expected to follow the foregoing procedures to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF THE JUNIOR NOTES

      On August 11, 2003, we issued in a private offering to CUSA $225,000,000 aggregate principal amount of our Junior Unsecured Subordinated Notes due 2016. We issued the junior notes under an indenture dated as of August 11, 2003 between us and Wilmington Trust Company, as trustee. The following summarizes some, but not all, provisions of the junior notes and the indenture relating to the junior notes. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the junior notes. The terms of the junior notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You can obtain a copy of the indenture and the certificate evidencing the junior notes by contacting us at the address or telephone number set forth above under the heading “Where You Can Find More Information.” All references to the indenture in this section refer to the indenture governing the junior notes.

Definitions

      Unless the context requires otherwise, all terms defined in this section relate only to this section and not to any other part of this prospectus. Additionally, as used in this section the following terms have the meanings set forth below:

      “Change of Control” means any event or series of events by which:

(1) any “person” or “group” (excluding (i) any employee benefit plan of such person or its subsidiaries and (ii) ChevronTexaco Corporation, which we refer to as ChevronTexaco, and/or any of its affiliates) becomes the “beneficial owner” (as defined below), directly or indirectly, of 35% or more (excluding securities acquired by such “person” or “group” directly or indirectly from ChevronTexaco) or 50% or more (including securities acquired by such “person” or “group” directly or indirectly from ChevronTexaco and/or any of its affiliates) of our equity securities entitled to vote for members of our board of directors or equivalent governing body on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(2) the members of our board of directors serving on August 11, 2003 and those members approved by a majority of members of our board so serving (or approved) cease for any reason to constitute a majority of our board of directors; or

(3) all or substantially all (as defined below) of the consolidated assets of us and our subsidiaries, taken as whole, are sold, leased or otherwise transferred to any person.

      For purposes of this Change of Control definition:

•	“Beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.

•	“All or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot predict how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.

      “Designated senior indebtedness” means (i) the Credit Agreement dated as of April 1, 2003, between DHI and the lenders named therein, under which we are a guarantor, and any amendments, replacements or refinancings thereof, and (ii) any of our other senior and senior subordinated indebtedness which, at the date of incurrence or thereafter, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and which, if such indebtedness is incurred after August 11, 2003, we specifically designate, at the time of incurrence or thereafter, in the instrument evidencing or governing such senior and senior subordinated indebtedness as “designated senior indebtedness” for purposes of the indenture.

      “Permitted junior securities” means any shares of our common stock as reorganized or readjusted, or securities of us or another corporation provided for in a plan of reorganization or readjustment, the payment of which is subordinated in right of payment to all senior and senior subordinated indebtedness that may at the time be outstanding to at least the same extent as the junior notes are so subordinated, provided the senior and senior subordinated indebtedness is assumed by any new corporation resulting from the reorganization or readjustment and the rights of the holders of senior and senior subordinated indebtedness are not altered by such reorganization or readjustment without their consent.

      “Qualified capital stock” means shares of capital stock other than shares that are required to be redeemed or are redeemable at the holder’s option at any time on or prior to May 2, 2016.

      “Senior and senior subordinated indebtedness” means the principal and premium, if any, and interest on, and all other amounts owing in respect of all indebtedness of us whether created, incurred or assumed before, on or after August 11, 2003, including intercompany obligations and all trade payables but only to the extent such trade payables were incurred before August 11, 2003; provided that senior and senior subordinated indebtedness excludes (i) our indebtedness that was without recourse to us, (ii) the junior notes and any other indebtedness of us which by the terms of the instrument creating or evidencing the same is expressly made pari passu in rank and payment with or subordinated to the junior notes and (iii) our capital stock.

Brief Description of Junior Notes

      The junior notes are our general unsecured obligations and are subordinated to all of our existing and future senior and senior subordinated indebtedness and rank pari passu in right of payment to all of our existing and future junior subordinated indebtedness.

      The junior notes are limited to $225,000,000 aggregate principal amount plus any junior notes issued in kind to pay interest on outstanding junior notes. The junior notes have been issued only in denominations of $1,000 or in multiples of $1,000. The junior notes mature on February 1, 2016, unless earlier (i) purchased by us at your option upon a Change of Control (as defined above) or (ii) redeemed by us in accordance with the indenture.

      Neither we nor our subsidiaries are restricted from incurring debt, or, except when a default has occurred and is continuing, paying dividends or issuing or repurchasing our securities under the indenture. See “— Events of Default.” In addition, there are no financial covenants in the indenture.

      You are not protected under the indenture in the event of a highly leveraged transaction or a Change of Control of Dynegy, except to the extent described under “— Purchase of Junior Notes at Your Option Upon a Change of Control.”

      The junior notes bear interest at the annual rate of 9.00% until (but not including) August 11, 2005, and, if still outstanding, at an annual rate of 13.75% thereafter. Interest is payable in arrears on February 1 and August 1 of each year subject to limited exceptions if the junior notes are redeemed or repurchased before the interest payment date. The record dates for the payment of interest are January 15 and July 15. We may, at our option, pay interest on the junior notes in kind by the issuance of additional junior notes or in cash. If the junior notes have been accelerated due to an event of default, we will pay accrued and unpaid interest to the date of the event of default in cash. We will pay any amounts to be paid in cash to a paying agent or, at our option, by wire transfer to DTC in the case of junior notes represented by global securities or, if not represented by global securities, by check mailed to the holders. However, a holder with an aggregate principal amount in excess of $2,000,000 which we elect to pay in cash will be paid by wire transfer in immediately available funds upon its election if the holder has provided us with wire transfer instructions at least ten business days before the payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not be required to make any payment on the junior notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time. We will pay interest on any overdue principal and premium at 1% per annum in excess of the otherwise applicable rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful, except that junior notes that are the subject of a redemption or repurchase restriction will bear interest at the rate of 13.75% per annum.

      We maintain an office in New York, New York where the junior notes may be presented for registration, transfer, exchange or conversion. This office is currently an office or agency of the trustee. Except under limited circumstances described below, the junior notes will be issued only in fully registered book-entry form, without coupons, and will be represented by one or more global junior notes. There will be no service charge for any registration of transfer or exchange of junior notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Subordination

      The indebtedness evidenced by the junior notes is subordinated to the extent provided in the indenture to the prior payment in full of all our senior and senior subordinated indebtedness. In the event of our insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding or liquidation, dissolution or winding up or any assignment for the benefit of creditors or marshalling of assets and liabilities, payments by us on the junior notes (other than payments in permitted junior securities (as defined above)) will be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all of our senior and senior subordinated indebtedness. As a result of these subordination provisions, in the event of our liquidation, insolvency or any similar event described above, holders of our senior and senior subordinated indebtedness may receive more, ratably, and holders of the junior notes may receive less, ratably, than our other creditors. In the event of any acceleration of the junior notes because of an event of default, holders of any of our senior and senior subordinated indebtedness would be entitled to payment in full in cash or cash equivalents of all senior and senior subordinated indebtedness before the holders of junior notes are entitled to receive any payment or distribution from us other than any payment or distribution in the form of permitted junior securities. We are required to promptly notify holders of senior and senior subordinated indebtedness (as defined above) if payment of the junior notes is accelerated because of an event of default.

      We may also not make payment of principal, interest or other amounts on the junior notes (other than the issuance of junior notes under the payment-in-kind feature or permitted junior securities) or redeem or repurchase the junior notes if a default occurs and is continuing with respect to designated senior indebtedness (as defined above) that permits holders of designated senior indebtedness to accelerate its maturity. These prohibitions regarding payments by us on the junior notes shall end:

•	on the date upon which any and all such defaults are cured or waived or ceases to exist; or

•	upon the earlier of the payment in full in cash or cash equivalents of the obligations outstanding under, and the satisfaction and discharge or defeasance of, all designated senior indebtedness (as defined above) or upon the consent of the representatives of all designated senior indebtedness.

      If the trustee or any holder receives any payment that should not have been made to it in contravention of subordination provisions before all senior and senior subordinated indebtedness is paid in full in cash, then such payment will be held in trust for the holders of senior and senior subordinated indebtedness.

      The junior notes will not be guaranteed. Consequently, the junior notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon its liquidation or reorganization, and your consequent right to participate in those assets, will be effectively subordinated to the claims of the subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. Even if we are recognized as a creditor of one our subsidiaries, our claims would still be effectively subordinated to any security interest in the assets of the subsidiary and any indebtedness of such subsidiary senior to that held by us.

      As of March 31, 2004, we had total consolidated debt of $6.9 billion, which consisted of the second priority senior secured notes and other debt including all borrowings under DHI’s credit facility, secured credit facilities and operating leases of our subsidiaries.

      Neither we nor our subsidiaries are limited or prohibited from incurring senior and senior subordinated indebtedness or any other indebtedness or liabilities under the indenture. We expect from time to time to incur additional indebtedness and other liabilities, including senior and senior subordinated indebtedness. If we or our subsidiaries incur additional indebtedness, our ability to pay our obligations on the junior notes could be affected. We also expect that our subsidiaries may from time to time incur additional indebtedness and other liabilities.

Optional Redemption by Dynegy

      We may redeem the junior notes at any time before maturity at par plus accrued interest up to, but excluding, the redemption date, unless the holders of the junior notes have made the election regarding mandatory prepayments described further below. At any time after May 13, 2005, CUSA may exercise a one-time election to terminate the mandatory prepayment provisions. Upon the effectiveness of such election, which will be no earlier than 90 days following the date of such notice, the junior notes will be amended to provide that we may not redeem the junior notes through August 11, 2010. If such notice becomes effective, on or after August 11, 2010, we may redeem the outstanding principal amount of the junior notes, in whole or in part, at the following purchase prices, plus accrued and unpaid interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning on August 11 of the years set forth below:

Redemption
Year	Price

2010	106.875%
2011	104.579%
2012	102.292%
2013 and thereafter	100.000%

Mandatory Redemption

      We must redeem the junior notes during the first two years (unless the holders of the notes elect otherwise) with (a) 100% of net cash proceeds from the issuances of qualified capital stock by us or DHI in excess of the first $250 million of qualified capital stock issued after August 11, 2003, (b) 50% of net cash proceeds from issuances of subordinated or convertible debt, mandatorily redeemable preferred stock or convertible equity (excluding refinancings thereof and any such securities issued to our wholly-owned subsidiaries), (c) 25% of net cash proceeds from asset sales (other than sales of Illinois Power assets or equity) up to $200 million in the aggregate from and after August 11, 2003 and (d) 75% of net cash proceeds from the sale of Illinois Power, provided that such net cash proceeds will not include any amounts used for the payment of any debt associated with Illinois Power in connection with the sale of Illinois Power or its assets. To the extent any mandatory redemption is not made due to restrictions contained in our current or future debt instruments or applicable law, interest will accrue at the rate of 13.75% on the blocked prepayment amount.

Sinking Fund

      No sinking fund is provided for the junior notes.

Purchase of Junior Notes at Your Option Upon a Change of Control

      If a Change of Control occurs, you may require us to purchase all or any part of your junior notes not previously called for redemption after the occurrence of such Change of Control at a purchase price equal to

100% of the principal amount of the junior notes together with accrued and unpaid interest to, but excluding, the purchase date. Junior notes submitted for purchase must be in integral multiples of $1,000 principal amount.

      Our ability to repurchase junior notes for cash may be limited by our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all the junior notes that might be delivered by holders of junior notes seeking to exercise the repurchase right. See “Risk Factors — We may be unable to repurchase the convertible debentures, junior notes and Series C preferred stock upon a change of control.” To the extent the repurchase of any junior notes is not made due to restrictions contained in our current or future debt instruments or applicable law, interest will accrue at the rate of 13.75% on the junior notes until such repurchase is effected.

      We will mail to the trustee and to each holder a written notice of the Change of Control within 30 business days after the occurrence of such Change of Control. This notice shall state specified information, including:

•	the circumstances constituting the Change of Control;

•	the repurchase price and repurchase date (which must be no less than 20 and no more than 45 days after the date of the Change of Control notice);

•	a description of the procedure which a holder must follow to exercise such repurchase right or to withdraw any surrendered junior notes; and

•	the place or places where the holder is to surrender such holder’s junior notes, the amount of interest accrued on each junior note to the repurchase date and the CUSIP number or numbers, if any, of the junior notes (if then generally in use).

      You must deliver written notice of your exercise of this purchase right to the paying agent at any time before the close of business on the business day before the repurchase date. The written notice must specify the junior notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time before the close of business on the business day before the repurchase date.

      We will under the indenture:

•	comply with the provisions of Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the junior notes upon a Change of Control.

      This Change of Control purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our Class A common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the Change of Control purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a result of negotiations between us and the initial purchasers.

      We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a Change of Control but would increase the amount of debt, including senior indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring indebtedness, including senior and senior subordinated indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the junior notes. Certain of our debt agreements may prohibit our repurchase of the junior notes and provide that a Change of Control constitutes an event of default.

      If a Change of Control occurs, we may not have sufficient funds to pay the Change of Control purchase price for the junior notes tendered by holders. In addition, we may in the future incur debt that has similar Change of Control provisions that permit holders of this debt to accelerate or require us to repurchase this debt upon the occurrence of events similar to a Change of Control. Our failure to repurchase the junior notes upon a Change of Control will result in an event of default under the indenture.

Events of Default

      Each of the following will constitute an event of default under the indenture:

(1) we fail to pay any installment of interest on any of the junior notes when due, and such failure continues for ten days, whether or not the payment is prohibited by the provisions of the indenture;

(2) we default on the payment of the principal of or premium, if any, on any of the junior notes when due either at maturity or in connection with any redemption, required repurchase by acceleration or otherwise (unless we do not have the ability to make such payment due to restrictions under any of our debt instruments or applicable law), whether or not the payment is prohibited by the provisions of the indenture;

(3) we fail to provide notice of the occurrence of a Change of Control on a timely basis and such failure continues for a period of ten days after the date on which we receive written notice of such failure;

(4) we fail to observe or perform any other of the covenants or agreements in the junior notes or in the indenture and such failure continues for a period of 60 days after the date on which we receive written notice of such failure; and

(5) certain events in bankruptcy, insolvency or reorganization of us described in the indenture.

      If an event of default, other than an event of default described in clause (5) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior notes may declare the principal amount of the junior notes to be due and payable immediately. If an event of default described in clause (5) above occurs with respect to us, the principal amount of the junior notes will automatically become immediately due and payable.

      Furthermore, if a default has occurred, we will not be able to, declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make any liquidation payment with respect to, any of our common stock (including any payment in connection with any merger or consolidation involving us or any of our subsidiaries) or acquire for value any equity interests of any person of which we are a subsidiary (including in connection with a merger or consolidation). The foregoing covenant will not prohibit, however, (i) purchase of our common stock in connection with employee benefit or dividend reinvestment plans in an amount not to exceed $6 million, (ii) reclassification or conversion of one class of common stock into another, (iii) purchase of fractional interests in common stock upon conversion or exchange of a security, (iv) distributions in our qualified capital stock or options to acquire our qualified capital stock or repurchases or redemptions of capital stock with proceeds of issuance of qualified capital stock, (v) transactions with respect to a shareholder rights plan or (vi) repurchases of our common stock upon acquisitions of businesses by us (in connection with satisfaction of indemnification obligations of the sellers). After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the junior notes may, under specified circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.

      Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding junior notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the junior notes.

      No holder of junior notes will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the junior notes then outstanding have made a written request and have offered reasonable security or indemnity to the trustee to institute such proceeding as trustee;

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer; and

•	the trustee has not received from the holders of a majority in aggregate principal amount of the junior notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

      However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any junior notes on or after the applicable due date in accordance with the indenture.

      We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officer’s knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Modification and Waiver

      Generally, the holders of not less than a majority of the aggregate principal amount of outstanding junior notes may waive any default or event of default unless:

•	we fail to pay principal or interest on, or purchase price of, any junior notes when due; or

•	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding junior notes affected.

      We and the trustee may supplement the indenture without notice to or the consent of the junior note holders to:

(1) convey, transfer, assign, mortgage or pledge to the trustee as security for the junior notes, any property or assets;

(2) provide for our successor pursuant to a consolidation, merger or sale of assets;

(3) add to our covenants for the benefit of the holders of all or any of the junior notes or to surrender any right or power conferred upon us by the indenture;

(4) cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture that may be defective or inconsistent with any other provision provided that such modification shall not materially adversely affect the interests of the holders of the junior notes;

(5) evidence and provide for the acceptance of appointment by a successor trustee with respect to the junior notes;

(6) modify, eliminate or add to the provisions of the indenture as necessary to effect the qualifications of this indenture under the Trust Indenture Act; or

(7) make other changes to the indenture or forms or terms of the junior notes, provided no such change will have a material adverse effect on the interests of the holders of the junior notes.

      With the consent of at least a majority in aggregate principal amount of the junior notes, we and the trustee may enter into supplements to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the junior notes; provided that no supplemental indenture shall, without the consent of the holder of each junior note so affected:

•	extend the maturity of the junior notes;

•	reduce the rate or extend the time of payment of interest on the junior notes;

•	reduce the principal amount thereof or premium, if any, on the junior notes;

•	reduce any amount payable on redemption or repurchase of the junior notes;

•	impair the right of any holder to institute suit for the payment the junior notes;

•	make the principal or interest or premium, if any, on the junior notes payable in any currency other than that provided in the junior notes;

•	change our obligation to redeem any junior notes in a manner adverse to the holders of junior notes;

•	change our obligation to repurchase any junior notes upon a Change of Control in a manner adverse to the holders of junior notes; or

•	reduce the percentage in principal amount of the outstanding junior notes required to approve a supplemental indenture.

Merger, Consolidation or Sale of Assets

      We may not, directly or indirectly: (i) consolidate or merge with or into another person (whether or not we are the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets, in one or more related transactions, to another person; unless:

(1) either: (a) we are the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the junior notes and the indenture pursuant to agreements satisfactory to the trustee; and

(3) immediately after such transaction, no default or event of default exists.

Satisfaction and Discharge

      We may, if no default or event of default has occurred or is continuing, discharge our obligations under the indenture while junior notes remain outstanding if (i) all junior notes have been delivered to the trustee for cancellation or (ii) all outstanding junior notes have or otherwise will become due and payable within one year and we have deposited with the trustee an amount sufficient to pay and discharge all outstanding junior notes on the date of their scheduled maturity or the scheduled date of redemption.

Transfer and Exchange

      We have initially appointed the trustee as the security registrar and paying agent, acting through its corporate trust office. We reserve the right to:

•	vary or terminate the appointment of the security registrar, paying agent or conversion agent;

•	appoint additional paying agents or conversion agents; and

•	approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

      All junior notes surrendered for payment, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All junior notes delivered to the trustee shall be cancelled promptly by the trustee. No junior notes shall be authenticated in exchange for any junior notes cancelled as provided in the indenture.

      We may, to the extent permitted by law, purchase junior notes in the open market or by tender offer at any price or by private agreement. Any junior notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any junior notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any junior notes held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of junior note holders.

Replacement of Junior Notes

      We will replace mutilated, destroyed, stolen or lost junior notes at your expense upon delivery to the trustee of the mutilated junior notes, or evidence of the loss, theft or destruction of the junior notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such junior note before a replacement junior note will be issued.

Governing Law

      The indenture and the junior notes will be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of laws principles.

Concerning the Trustee

      Wilmington Trust Company is the initial trustee, conversion agent, registrar and paying agent under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the junior notes, the trustee must eliminate such conflict or resign. The holders of a majority in principal amount of all outstanding junior notes may direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability. The trustee (a) assumes no responsibility for the correctness of the statements contained in this prospectus, and (b) makes no representation as to the validity or adequacy of the statements contained in this prospectus. The address of the trustee is 1100 North Market Street, Wilmington, DE 19890; fax: (302) 636-4145; Attention: Corporate Capital Markets.

Book-Entry, Delivery and Form

      Although CUSA currently holds all of the outstanding junior notes in definitive certificated form, if CUSA sells any junior notes to a non-affiliate, we will issue such junior notes in the form of global securities so long as the notes are eligible for book-entry settlement at DTC. The global securities will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC.

      Junior notes in definitive certificated form, which we refer to as certificated securities, will be issued only in certain limited circumstances described below.

      DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities of institutions that have accounts with DTC, which we refer to as participants, and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to indirect participants that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

      We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of junior notes represented by such global security to the accounts of participants. The accounts to be credited upon initial issuance of the global securities shall be designated by CUSA. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

      So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the junior notes represented by the global security for all purposes under the indenture and the junior notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the junior notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any junior notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. We will make payments of principal of, premium, if any, and interest (including any additional interest) on the junior notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest (including additional interest) on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any junior notes or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

      DTC has advised us that it will take any action permitted to be taken by a holder of junior notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of junior notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the junior notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.

      Although DTC is expected to follow the foregoing procedures to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

      On August 11, 2003, we issued in a private offering to CUSA 8,000,000 shares of our Series C preferred stock, established under a statement of resolution. The following summarizes some, but not all, provisions of the statement of resolution governing the Series C preferred stock. We urge you to read the statement of resolution because it, and not this description, defines your rights as a holder of the Series C preferred stock. You can obtain a copy of the statement of resolution by contacting us at the address or telephone number set forth above under the heading “Where You Can Find More Information.”

Definitions

      Unless the context requires otherwise, all terms defined in this section relate only to this section and not to any other part of this prospectus. Additionally, as used in this section the following terms have the meanings set forth below:

      “Change of control” means any event or series of events by which:

(i) any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) ChevronTexaco and/or any of its affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, which right we refer to as an option right, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more (excluding securities acquired by such “person” or “group” directly or indirectly in one or more related transactions from ChevronTexaco and/or any of its affiliates) or 50% or more (including securities acquired by such person or group directly or indirectly in one or more related transactions from ChevronTexaco and/or any of its affiliates) of our equity securities entitled to vote for members of our board or equivalent governing body on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(ii) the members of our board of directors serving on August 11, 2003 and those members approved by a majority of members of our board so serving (or approved) cease for any reason to constitute a majority of our board of directors; or

(iii) all or substantially all of the consolidated assets of us and our subsidiaries, taken as whole, are sold, leased or otherwise transferred to any person (other than to us or one or more of our subsidiaries).

      “Ex date” generally means the date on and after which purchasers of the securities will not receive the relevant rights, warrants, dividends or distributions.

      “Qualified capital stock” means shares of our capital stock other than shares that are required to be redeemed or are redeemable at the holder’s option at any time on or prior to August 11, 2013.

General

      Our authorized preferred stock currently consists of 70 million shares of preferred stock, no par value. As of July 28, 2004, we had outstanding 8,000,000 shares of Series C preferred stock, all of which is currently owned by CUSA. The Series C preferred stock has an initial liquidation value of $50.00 per share and, following receipt of approval from our shareholders, is convertible into shares of our Class A common stock at an initial ratio of 8.65 shares of Class A common stock to one share of Series C preferred stock, subject to certain adjustments set forth below.

Ranking

      The Series C preferred stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution:

•	junior to:

•	all our existing and future debt obligations; and

•	each class or series of our capital stock that has terms which provide that such class or series will rank senior to the Series C preferred stock;

•	on a parity with parity stock, which is any other class or series of our capital stock that has terms which provide that class or series will rank on a parity with the Series C preferred stock; and

•	senior to junior stock, which is our common stock and each class or series of our capital stock that has terms which provide that class or series will rank junior to the Series C preferred stock.

      Without the consent of the holders of at least a majority of the outstanding shares of Series C preferred stock, we may not issue any class or series of capital stock that ranks senior to the Series C preferred stock with respect to the payment of dividends and distributions upon liquidation, winding up and dissolution, unless such capital stock is designated and/or issued in connection with (i) a bona fide transaction where the consideration paid for such shares consists primarily of cash or (ii) a board-approved acquisition of any business or entity by us where such senior stock comprises all or a portion of the purchase price thereof.

      Except as set forth in the preceding sentence, we may, without the consent of the holders of the shares of Series C preferred stock, authorize, create (by way of reclassification or otherwise) or issue parity or junior stock or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of parity or junior stock.

Dividends

      The holders of the shares of Series C preferred stock are entitled to receive dividends at the annual rate of 5.5% of the liquidation value per share of Series C preferred stock, or $2.75 per year. The right of the holders of the shares of Series C preferred stock to receive dividend payments is subject to the rights of any holders of shares of senior stock and parity stock.

      Dividends are payable on February 11 and August 11 of each year, which we refer to as a dividend payment date, in each case for the prior six month dividend period. If any of those dates is not a business day in any given year, then the dividend payment date will be the next succeeding business day. Dividends will accrue from the beginning of the relevant dividend period. The first dividend period began on August 11, 2003. Dividends will be payable to holders of record as they appear in our stock records at the close of business on January 28 and July 28 of each year. Dividends payable on the shares of Series C preferred stock for any period other than a full semi-annual period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

      We will pay dividends on the Series C preferred stock on a dividend payment date, unless:

•	we do not have funds legally available for such payment;

•	we are subject to contractual restrictions that prevent us from making the payment; or

•	we elect to defer payment of dividends as described below.

      If the full cash dividends are not paid to the holders of all outstanding shares of Series C preferred stock and any parity stock, and funds available are insufficient to pay the amounts to which they are then entitled, the entire amount available for payment remaining after the distributions to holders of any senior stock will be distributed among the holders of the Series C preferred stock and any parity stock ratably in proportion to the full amount to which they would otherwise be entitled, and any remainder not paid to the holders of the Series C preferred stock will cumulate as provided below.

      If, on any dividend payment date, the holders of the Series C preferred stock do not receive the full dividends to which they are entitled, then such dividends will be deferred and will cumulate. During any periods when there are deferred dividends outstanding, the holders of the Series C preferred stock will be entitled to receive additional dividends at the rate of 5.5% per annum on the aggregate amount of deferred dividends outstanding during such period.

      So long as any shares of Series C preferred stock are outstanding, we will not, unless all dividends due to the holders of Series C preferred stock have been paid, (i) declare or pay on any junior stock any dividend or distribution whatsoever, (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of common stock with respect to junior stock other than common stock, together with cash in lieu of fractional shares), (ii) purchase or redeem any junior stock, or (iii) pay or make available any monies for a sinking fund for the purchase or redemption of any junior stock.

Deferral of Dividend Payments

      At our election, we may defer payment of cash dividends on the Series C preferred stock for up to ten consecutive semi-annual dividend payment periods, provided that no deferral may (i) extend beyond August 11, 2033 or (ii) end on a date other than a regular dividend payment date. Regardless of the reason, if the full regular dividend is not paid on a dividend payment date, which we refer to as a deferred dividend, then such dividend payment date will commence a period, which we refer to as an extended dividend period, that will continue until the earlier of (A) the date on which the deferred dividend will have been paid in cash or (B) the tenth regular dividend payment date following the dividend date on which the deferred dividend was originally scheduled to be paid.

      Upon the termination of any dividend payment period and the payment of all accumulated dividends, together with compound dividends, we may elect to begin a new extended dividend period, subject to the foregoing requirements.

      We will give the holders of the Series C preferred stock written notice of our election to commence an extended dividend period at least five business days before the earlier of (i) the record date with respect to the next dividend payment date and (ii) the date we are required to give notice of the record or payment date of such dividend payment to any national stock exchange or other organization on which the Series C preferred stock is listed or quoted or to holders of the Series C preferred stock. The dividend period in which any notice is given will be counted as one of the dividend periods permitted in determining the maximum extended dividend period.

Transfer Restrictions

      Until the end of the Lock Up Period, which expires on the earlier of (a) February 11, 2005 and (b) 120 days following the consummation by us or DHI of one or more public or private sales of our qualified capital stock resulting in gross proceeds to us of at least $250 million, CUSA may not, absent our consent, other than in transactions with its affiliates:

•	sell or otherwise transfer any shares of Series C preferred stock or any shares of common stock into which those shares are convertible;

•	sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of any Series C preferred stock or any shares of common stock into which those shares are convertible;

•	sell or otherwise transfer any security convertible into, or exchangeable or exercisable for, any Series C preferred stock or any shares of common stock into which those shares are convertible; or

•	enter into any short sales transactions with respect to Series C preferred stock or any shares of common stock into which those shares are convertible.

      Further, holders of Series C preferred stock are not permitted to transfer their shares, except in accordance with the Exchange Agreement that we have entered into with CUSA and applicable securities laws.

Redemption

Mandatory Redemption

      We must redeem all of the then outstanding shares of Series C preferred stock at a redemption price equal to $50.00 per share, plus any accrued but unpaid dividends, on the “mandatory redemption date,” which is the earlier to occur of (i) August 11, 2033 and (ii) a deferral period event, which occurs when deferred dividends have not been paid for ten consecutive dividend periods.

Optional Redemption by Dynegy

      On or after August 11, 2013, we may redeem the Series C preferred stock, in whole or in part, at the redemption price. If less than all of the outstanding shares of the Series C preferred stock are to be redeemed, such shares will be redeemed pro rata as determined by our board of directors in its sole discretion.

      We will send notice of each proposed redemption of the Series C preferred stock by first class mail, postage prepaid, to holders of record of the shares of Series C preferred stock to be redeemed at such holders’ addresses as they appear on our records not less than 30 days or more than 60 days before the date fixed for redemption.

Liquidation Value

      Upon our voluntary or involuntary liquidation, dissolution or winding up, each holder of Series C preferred stock will be entitled to payment, out of our assets available for distribution, of an amount equal to the liquidation value per share of Series C preferred stock, which is $50.00, plus accrued and unpaid dividends, held by that holder. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to shares of Series C preferred stock and all other parity stock are not paid in full, the holders of shares of Series C preferred stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and the amount equal to all accrued and unpaid dividends to which each such holder is entitled.

      Neither our consolidation or merger into or with another entity or entities nor the sale of all or substantially all of our assets to any person or persons will be considered a liquidation, dissolution, or winding up of our affairs, unless such consolidation, merger, or sale of assets is in connection with our complete liquidation, dissolution, or winding up of our affairs.

      Upon our liquidation, our assets will be available to pay you the liquidation value only after the payment of all of our indebtedness and other liabilities, including the convertible debentures and junior notes. See “Risk Factors — The Series C preferred stock ranks junior to all of our and our subsidiaries’ liabilities.”

Conversion Rights

      Shares of Series C preferred stock are convertible into shares of Class A common stock in the circumstances discussed below. Additionally, any shares of Class A common stock acquired through such conversion by CUSA or its affiliates automatically convert into shares of our Class B common stock.

Conversion at the Option of Holders

      The holders of Series C preferred stock may, at any time or from time to time, convert any shares of Series C preferred stock into fully paid and nonassessable shares of Class A common stock at the conversion price in effect on the conversion date, which we refer to as an optional conversion; provided however, no right of optional conversion may be exercised unless the closing price of our Class A common stock for each of the 20 trading days immediately before the proposed conversion date is at least 100% of the conversion price then in effect. As of July 28, 2004, each share of Series C preferred stock is convertible into 8.65 shares of Class A common stock. This is calculated by dividing (A) the $50.00 original purchase price for each share (as adjusted for stock dividends, combinations or splits with respect to such shares) by (B) the conversion price in effect on the conversion date. The current conversion price is set at $5.78 per share (subject to adjustment for stock dividends, combinations or splits with respect to such shares).

Mandatory Conversion

      On or after the third anniversary of the end of the lock-up period (as defined below), we may, at our option, cause the Series C preferred stock to convert into shares of Class A common stock at any time the closing price of our Class A common stock exceeds 130% of the conversion price in effect on the conversion date for at least 20 trading days within any period of 30 consecutive trading days before the exercise of our conversion right. Upon such mandatory conversion, accrued and unpaid dividends will convert into shares of Class A common stock at the average of the market price of our Class A common stock during the five-day period immediately preceding the conversion date.

Mechanics of Conversion

      In the case of an optional conversion, the holder of any shares of Series C preferred stock will exercise the conversion right by surrendering to us or the transfer agent the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion will be deemed to have been effected on the date when delivery is made of (i) notice of an election to convert and (ii) the certificate or certificates evidencing the Series C preferred stock shares to be converted, and we refer to such date as the conversion date. In the case of a mandatory conversion, the conversion will be deemed to have been effective as of the date the that we give the conversion notice to holders and such date will be the conversion date, and the holders of the Series C preferred stock will promptly thereafter surrender their certificates evidencing their ownership of Series C preferred stock.

      We may elect to satisfy all or any portion of our conversion obligation to a holder of shares of Series C preferred stock, whether arising pursuant to an optional conversion or a mandatory conversion, which we refer to as the conversion obligation, in cash or a combination of cash and Class A common stock. We will notify the holder of the dollar amount to be satisfied in cash, in the case of an optional conversion, at any time on or before the date that is three business days following receipt of the written notice of conversion from the holder, which period we refer to as the cash settlement notice period, or, in the case of a mandatory conversion, in the conversion notice. Settlement (in cash and/or shares) will occur on the business day following the final day of the five trading day period beginning on, in the case of an optional conversion, the day after the final day of the cash settlement notice period, or, in the case of a mandatory conversion, the day after the date of the conversion notice, which we refer to as the cash settlement averaging period.

      Settlement amounts will be computed as follows:

(i) if we elect to satisfy the entire conversion obligation in shares of Class A common stock, we will deliver to such holder a number of full shares of Class A common stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Class A common stock;

(ii) if we elect to satisfy the entire conversion obligation in cash, we will deliver to such holder cash in an amount equal to the product of: (1) the number of full and fractional shares of Class A common stock to which such holder is entitled, and (2) the average closing price of the Class A common stock during the cash settlement averaging period; and

(iii) if we elect to satisfy a portion of the conversion obligation in cash, we will deliver to such holder cash and a number of shares of Class A common stock equal to the greater of:

•	one share; and

•	the excess, if any, of (A) the number of shares calculated as set forth in clause (i) above (assuming that we elected to satisfy the entire conversion obligation in shares of Class A common stock) over (B) the number of shares obtained by dividing (x) the portion of the conversion obligation being paid in cash by (y) the average closing price of the Class A common stock during the cash settlement averaging period.

      Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C preferred stock surrendered for conversion, we will issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at our expense, a new certificate covering the number of shares of Series C preferred stock representing the unconverted portion of the certificate surrendered. We will not be obligated to issue to any such holder the certificate or certificates evidencing the shares of Class A common stock issuable upon such conversion or deliver cash in lieu thereof, unless the certificate or certificates evidencing the shares of Series C preferred stock are either delivered us or the transfer agent.

      No fractional shares of Class A common stock will be issued upon conversion of shares of Series C preferred stock. Instead, we will pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest based on the fair market value of the Class A common stock determined by us in our sole discretion.

Conversion Rights After a Change of Control

      Upon a change of control (as defined above), we, or such successor entity, as the case may be, will make appropriate provision so that the holder of each share of Series C preferred stock then outstanding will have the right thereafter, to convert such share of Series C preferred stock into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of common stock into which such share of Series C preferred stock might have been converted immediately before such transaction, subject to such adjustment which will be as nearly equivalent as may be practicable to the adjustments detailed above provided for stock dividends, rights or warrant offerings, extraordinary cash dividends and other distributions. These provisions will similarly apply to successive consolidations, mergers, conveyances or transfers.

Conversion Price Adjustments

      The conversion price is subject to adjustment from time to time as follows:

      Stock Dividends, Subdivisions, Combinations, or Reclassifications. If we (i) pay a dividend or make a distribution exclusively in shares of our capital stock on the Class A common stock; (ii) subdivide or split our outstanding Class A common stock into a greater number of shares; (iii) combine or reclassify our outstanding Class A common stock into a smaller number of shares; or (iv) issue by reclassification of the shares of Class A common stock any shares of our capital stock, the conversion price in effect immediately before the record date or effective date, as the case may be, will be proportionately adjusted so that the holder of any Series C preferred stock will be entitled to receive the number of shares of Class A common stock which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series C preferred stock been converted immediately before such record date or effective date, as the case may be.

      Rights or Warrant Offerings. If we issue rights or warrants to all holders of our Class A common stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Class A common stock at a price per share less than the closing price of Class A common stock on the record date fixed for determination of shareholders entitled to receive such rights or warrants, the conversion price in effect immediately after such record date will be adjusted so that the same will equal the conversion price determined by multiplying the conversion price in effect immediately after such record date by a fraction of which

(1) the numerator will be the number of shares of Class A common stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the closing price of Class A common stock on the earlier of such record date or the trading day immediately preceding the ex date (as defined above) for such issuance of rights or warrants; and

(2) the denominator will be the number of shares of Class A common stock outstanding on such record date plus the number of additional shares of Class A common stock offered for subscription or purchase.

      Such adjustment will be made successively whenever any such rights or warrants are issued, and will become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants.

      In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Class A common stock at less than such closing price, and in determining the aggregate offering price of such shares of Class A common stock, there will be taken into account any consideration received by us for such rights or warrants, the value of such consideration, if other than cash, to be determined by our board of directors.

      Extraordinary Cash Dividends. If we, by dividend or otherwise, distribute cash to all holders of Class A common stock, then, in such case, the conversion price in effect immediately before the close of business on the record date fixed for the determination of holders of Class A common stock entitled to receive such dividend or distribution will be adjusted so that the same will equal the conversion price determined by multiplying the conversion price in effect immediately before such record date by a fraction,

(1) the numerator of which will be the closing price per share on such record date; and

(2) the denominator of which will be the closing price per share on such record date plus the amount of cash so distributed (and not excluded as provided below) applicable to one share of Class A common stock.

      To the extent the distribution is a quarterly distribution, the adjustment referred to above will be made excluding:

(i) any quarterly cash dividend on the Class A common stock for any fiscal quarter to the extent that the aggregate cash dividend per share of Class A common stock in such fiscal quarter does not exceed the greater of

(A) the amount per share of the most recent quarterly cash dividend on the Class A common stock to the extent that such preceding quarterly dividend did not require any adjustment of the conversion price (as adjusted to reflect subdivisions or combinations of the Class A common stock); and

(B) 10% of the arithmetic average of the closing price per share on ten trading days before the date of declaration of such dividend or distribution; and

(ii) any dividend or distribution in connection with our liquidation, dissolution or winding up, whether voluntary or involuntary.

      Other Distributions. If we, by dividend or otherwise, distribute to all holders of Class A common stock any non-cash assets, debt securities, shares of capital stock of any class or series, or other securities, which we refer to as the Distributed Assets or Notes, then (unless we elect to reserve any such Distributed Assets or Notes for distribution to the holders of shares of Series C preferred stock upon the conversion of the shares of Series C preferred stock so that any such holder upon conversion will receive the amount and kind of such Distributed Assets or Notes which such holder would have received if such holder had converted its shares of Series C preferred stock immediately before such dividend or distribution) the conversion price will be adjusted so that it will equal the conversion price determined by multiplying (i) the conversion price in effect immediately before the close of business on the record date fixed for the determination of holders of Class A common stock entitled to receive such dividend or distribution by (ii) a fraction

(1) the numerator of which will be the closing price per share of the Class A common stock on the earlier of such record date or the trading day immediately preceding the ex date for such dividend or distribution; and

(2) the denominator of which will be (A) the closing price per share of the Class A common stock on the earlier of such record date or the trading day immediately preceding the ex date for such dividend or distribution plus (B) the fair market value on the earlier of such record date or the trading day immediately preceding the ex date for such dividend or distribution (as determined in good faith by the board) of the Distributed Assets or Notes so distributed applicable to one share of Class A common stock.

      Such adjustment will become effective immediately after such record date. If such distribution is not so paid or made, the conversion price will again be adjusted to the conversion price which would then be in effect if such distribution had not been declared.

General

      We may defer, until the occurrence of an event described above warranting adjustment of the conversion price, (A) issuing to the holder of any share of Series C preferred stock converted after the relevant record date and before the occurrence of such event the additional shares of Class A common stock issuable upon such conversion because of such event over and above the shares of Class A common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Class A common stock; provided however, that upon request we will deliver to such holder a due bill or other appropriate instrument evidencing the holder’s right to receive such additional shares or cash.

      Whenever the conversion price is adjusted as provided above, we will file, at the office of any transfer agent for the Series C preferred stock and at our principal office, a statement showing in detail the facts requiring such adjustment and the conversion price in effect after such adjustment, and we will also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Series C preferred stock at such holders address appearing on our records. Each such statement will be signed by our independent public accountants, if applicable.

      If it is proposed that a registration of Class A common stock is intended to be filed, except on Form S-4 or S-8 (or any successor forms), which includes the secondary registration on behalf of holders of Class A common stock generally, we will notify the holders of Series C preferred stock of such proposed registration and such holders may conditionally exercise their right to convert any or all of such shares of Series C preferred stock so held and participate in such proposed registration in accordance with the registration rights granted by us to such holder.

      We will reserve at all times so long as any shares of Series C preferred stock remain outstanding, free from preemptive rights, solely for the purpose of effecting the conversion of the shares of Series C preferred stock, sufficient shares of Class A common stock to provide for the conversion of all outstanding shares of Series C preferred stock.

      All shares of common stock issued upon conversion of the shares of Series C preferred stock will, upon issuance by us, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, and we will take no action which will cause a contrary result (including any action which would cause the conversion price to be less than the par value, if any, of the common stock).

Voting Rights

      Holders of the Series C preferred stock are not entitled to any voting rights except as required by law. Notwithstanding the foregoing, so long as any shares of Series C preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of Series C preferred stock outstanding at the time:

(1) issue shares of, or increase the authorized number of shares of, any class or series of stock ranking before the outstanding Series C preferred stock as to dividends or upon liquidation unless such stock is designated and/or issued in connection with (i) a bona fide transaction where the consideration paid for such shares consists primarily of cash or (ii) a board-approved acquisition of any business or entity by us where such senior stock comprises all or a portion of the purchase price thereof; or

(2) amend our amended and restated articles of incorporation or the resolutions contained in the statement of resolution if the amendment would, with respect to the shares of Series C preferred stock:

(a) increase or decrease the aggregate number of authorized shares;

(b) effect an exchange, reclassification, or cancellation of all or part of the shares;

(c) change the designations, preferences, qualifications, limitations, restrictions, or special or relative rights of the shares;

(d) divide the shares into series and fix or authorize the board of directors to fix the variations in the relative rights and preferences between the shares of such series;

(e) change the shares into the same or a different number of shares of the same class or another class or classes;

(f) create a right of exchange, of all or any part of the shares of another class into shares of Series C preferred stock;

(g) create a new class of shares having rights and preferences superior to those of the Series C preferred stock;

(h) cancel or otherwise affect dividends on the shares of Series C preferred stock which had accumulated but had not been declared; or

(i) limit or deny the voting rights of the shares of Series C preferred stock.

      Notwithstanding the foregoing, any increase in the authorized number of shares of common stock or Series C preferred stock or the authorization and issuance of other classes or series of common stock or preferred stock ranking on parity with or junior to the Series C preferred stock as to the payment of dividends and distributions upon liquidation, dissolution or winding up or any issuance of parity or junior preferred stock with voting or redemption rights that are different than the voting or redemption rights of the Series C preferred stock will not be deemed to be an amendment that alters or changes such powers, preferences or special rights so as to materially and adversely affect the holders of the Series C preferred stock.

Purchase of Series C Preferred Stock Upon a Change of Control

      Our ability to repurchase Series C preferred stock for cash may be limited by our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all the Series C preferred stock that might be delivered by holders of Series C preferred stock seeking to exercise the repurchase right. See “Risk Factors — We may be unable to repurchase the convertible debentures, junior notes and Series C preferred stock upon a change of control.” Furthermore, the convertible debentures and junior notes have similar optional redemption provisions triggered upon a change of control, and your right to receive payment if you elect to have your Series C preferred stock redeemed will be subordinate to the holders of convertible debentures and junior notes that also elect to be redeemed. See “Risk Factors — The Series C preferred stock ranks junior to all of our and our subsidiaries’ liabilities.”

Offer to Repurchase

      Upon the occurrence of a change of control, we will make an offer, which we refer to as a change of control offer, to each holder of shares of Series C preferred stock to repurchase all or any part of each such holder’s shares of Series C preferred stock at an offer price in cash equal to 100% of the liquidation value per share as of the change of control payment date (as defined below). We refer to this payment as the change of control payment. We are required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other relevant securities laws and regulations if applicable in connection with the repurchase of shares of Series C preferred stock as a result of a change of control, and we are prohibited from violating the Series C preferred stock’s statement of resolution by reason of any act, including any failure to act, required by such rule or other applicable law or regulation.

      Within 25 days following any change of control, we will mail a notice to each holder of shares of Series C preferred stock stating:

(1) that we are making a change of control offer and that we will accept for payment all shares of Series C preferred stock tendered;

(2) the purchase price and the purchase date, which will be at least 30 but no more than 60 days from the date on which we mail notice of the change of control, which we refer to as the change of control payment date;

(3) that any shares of Series C preferred stock not tendered will continue to accrue dividends;

(4) that, unless we default in the payment of the change of control payment, all shares of Series C preferred stock accepted for payment pursuant to the change of control offer will cease to accrue dividends after the change of control payment date;

(5) that holders of shares of Series C preferred stock electing to have any shares of Series C preferred stock purchased pursuant to a change of control offer will be required to surrender the shares of Series C preferred stock to us or our designated agent, which we refer to as the paying agent, for such purpose, at the address specified in the notice before the close of business on the third business day preceding the change of control payment date; and

(6) that holders of shares of Series C preferred stock will be entitled to withdraw their election if we or the paying agent receive, not later than the close of business on the second business day preceding the change of control payment date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of shares of Series C preferred stock, the number of shares of Series C preferred stock delivered for purchase, and a statement that such holder is withdrawing his election to have such shares purchased.

      On the change of control payment date, we will, to the extent lawful, (x) accept for payment all shares of Series C preferred stock tendered pursuant to the change of control offer, and (y) deposit with the paying agent an amount equal to the change of control payment in respect of all shares of Series C preferred stock so accepted for payment. We will promptly mail to each holder of shares of Series C preferred stock so tendered the change of control payment for such shares. We will publicly announce the results of the change of control offer on or as soon as practicable after the change of control payment date. See “Risk Factors — We may be unable to repurchase the convertible debentures, junior notes and Series C preferred stock upon a change of control” for a discussion of factors that may prevent us from redeeming the Series C preferred stock upon a change of control.

Notice of Record Date for Certain Corporate Events

      If (i) we pay any stock dividend or make any other non-cash distribution to the holders of our common stock, or offer for subscription pro rata to the holders of our common stock any additional shares of stock of any class or any other right, or (ii) there is a capital reorganization or reclassification of our common stock or consolidation or merger of us with or into another corporation, or any sale or conveyance to another corporation of all or substantially all of our property, or (iii) there is a voluntary or involuntary dissolution, liquidation or winding up of us, then we will give at least 20 days prior written notice to the registered holders of Series C preferred stock at the addresses of each as shown on our books maintained by the transfer agent thereof of the date on which (A) a record will be taken for such stock dividend, distribution or subscription rights or (B) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up will take place, as the case may be; provided that, in the case of any merger transaction, we will give at least 30 days prior written notice as indicated above.

      Such notice will:

(i) specify the date as of which the holders of common stock of record will participate in such dividend, distribution or subscription rights or will be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be; and

(ii) set forth such facts as will be reasonably necessary to indicate the effect of such corporate action (to the extent such effect may be known at the date of such notice) on the conversion price, if any, and the number, kind, or class of shares or other securities or property which will be deliverable upon conversion of shares of Series C preferred stock.

      Failure to give this notice will not affect the legality or validity of any action so taken.

DESCRIPTION OF OUR CLASS A COMMON STOCK

      Shares of our Class A common stock are issuable upon conversion of the convertible debentures and Series C preferred stock. The following summarizes some, but not all, of the terms of our Class A common stock. The following discussion is not meant to be complete and is qualified by reference to our amended and restated articles of incorporation, which we refer to as our articles of incorporation, and our amended and restated bylaws, which we refer to as our bylaws. For more information, you should read “Where You Can Find More Information.”

General

      Our authorized common stock currently consists of 900 million shares of Class A common stock, no par value, and 360 million shares of Class B common stock, no par value. As of July 16, 2004, we had outstanding 282,571,753 shares of Class A common stock and 96,891,014 shares of Class B common stock. All of our outstanding Class B common stock is owned by ChevronTexaco and its affiliates.

Voting

      Generally, holders of Class B common stock vote together with holders of Class A common stock as a single class on every matter acted upon by the shareholders except for the following matters:

•	the holders of Class B common stock vote as a separate class for the election of up to three of our directors, while the holders of Class A common stock vote as a separate class for the remaining directors;

•	any change to the rights, privileges or preferences of the Class B common stock, other than an amendment to our articles of incorporation or the establishment of another class or series of preferred stock in accordance with our articles of incorporation, must be approved by 66 2/3% of the outstanding shares of Class B common stock voting as a separate class; and

•	any amendment to the provisions of our articles of incorporation addressing the voting rights of holders of Class A and Class B common stock or to Section 7 of Article III or Article X of our bylaws requires the approval of 66 2/3% of the outstanding shares of Class B common stock voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B common stock, voting together as a single class, except that no such shareholder approval is required with respect to an amendment to Section 7 of Article III or Article X of our bylaws if such amendment is approved by a majority of the directors elected by holders of Class B common stock present at a meeting where such amendment is considered and by a majority of all our directors.

      Holders of Class A and Class B common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of Class A common stock may cumulate votes in connection with the election of directors. The election of directors and all other matters will be by a majority of votes represented and entitled to vote, except as otherwise provided by law.

Dividends; Liquidation

      Subject to the preferences of any preferred stock, holders of Class A and Class B common stock have equal ratable rights to dividends out of funds legally available for that purpose, when and if dividends are declared by the board. Holders of Class A common stock and Class B common stock are entitled to share ratably, as a single class, in all of our assets available for distribution to holders of shares of common stock upon our liquidation or dissolution or the winding up of our affairs, after payment of our liabilities and any amounts to holders of preferred stock.

Conversion

      A share of Class B common stock automatically converts into a share of Class A common stock upon the transfer to any person other than CUSA or its affiliates. Additionally, shares of Class A common stock acquired by CUSA or one of its affiliates automatically convert into Class B common stock. However, each share of Class B common stock will automatically convert into a share of Class A common stock if the holders of all Class B common stock cease to own collectively 15% of our outstanding common stock.

Additional Rights

      Holders of our Class A and Class B common stock generally are not entitled to preemptive rights, subscription rights, or redemption rights, except that CUSA is entitled to preemptive rights under the Amended and Restated Shareholder Agreement dated August 11, 2003 between us and CUSA. The rights and preferences of holders of our common stock are subject to the rights of any series of preferred stock that we may issue.

Anti-Takeover Effects of Illinois Law

      Certain provisions of the IBCA, including as described below, and our articles of incorporation and bylaws could, together or separately, discourage potential acquisition proposals or delay or prevent a change of control of Dynegy, even when shareholders consider such a transaction to be in their best interest. Accordingly, such provisions may limit the price that certain investors might be willing to pay in the future for shares of our common stock.

      We are subject to Section 7.85 of the IBCA and, at such times as a certain amount of shares are held by or a certain number of shareholders of record are Illinois residents, Section 11.75 of the IBCA. These statutes place restrictions on business combinations (defined to include mergers and many other types of transactions) between certain Illinois corporations and interested shareholders defined to include (i) the owner of 15% or more of the outstanding voting shares of a corporation or (ii) an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting shares of the corporation at any time in the previous three years. Section 7.85 of the IBCA requires, in addition to any other requirements imposed by law or a corporation’s articles of incorporation, that a business combination involving a corporation and an interested shareholder be approved by: (a) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class (but with the votes per share specified in the corporation’s articles of incorporation) and (b) the affirmative vote of a majority of the voting shares held by disinterested shareholders. These voting requirements will not apply if (1) the business combination is approved by two-thirds of the disinterested directors, (2) the price paid to the shareholders of the corporation in such business combination is, generally, the higher of fair market value (as defined in the statute) or the price per share paid by the interested shareholder in acquiring its shares, (3) the interested shareholder has not acquired additional voting shares after the transaction in which he became an interested shareholder; (4) the absence of special benefits to the interested shareholder and the provision of information to shareholders; and (5) certain other conditions are met relating to the form and amount of consideration paid, the absence of dividend defaults on preferred stock or reductions in dividends on common shares.

      Section 11.75 of the IBCA prohibits a business combination (as defined in the statute) involving a corporation and an interested shareholder for three years after such shareholder becomes an interested shareholder unless: (i) before such date, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (ii) upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares outstanding at the time such transaction commenced (excluding shares owned by directors who are also officers and shares owned by employee stock plans), or (iii) on or after such date, the business combination is approved by the board and authorized at a meeting of the shareholders by 66 2/3% of the outstanding voting shares not owned by the interested shareholder.

      Section 8.85 of the IBCA permits directors to consider the interests of other constituencies, such as the interests of employees and communities, in responding to a takeover. Apart from the voting requirements of IBCA Sections 11.75 and 7.85, the IBCA and our articles of incorporation generally require approval of the holders of 66 2/3% of the outstanding shares of Class A and Class B common stock (voting as a single class) to effect a merger or sale of all or substantially all of our assets.

Transfer Agent

      The transfer agent and registrar for our common stock is Mellon Investor Services L.L.C.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

      This discussion describes certain material U.S. federal income tax consequences to the ownership of our convertible debentures, junior notes, Series C preferred stock and Class A common stock. It applies to you only if you hold your securities as a capital asset for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person treated as a partnership for U.S. federal income tax purposes;

•	a person that owns convertible debentures that are a hedge or that are hedged against interest rate risks;

•	a person that owns convertible debentures as part of a straddle or conversion transaction for U.S. federal income tax purposes; or

•	a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

      The summary below does not address all of the tax consequences that may be relevant to you. In particular, it does not address:

•	the U.S. federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of the securities; or

•	state, local or foreign tax consequences of the purchase, ownership or disposition of the securities.

      For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its partners or owners. Accordingly, if a partnership or other flowthrough entity holds the securities, the tax treatment of a holder will generally depend on the status of the partner or other owner and the activities of the partnership or other entity.

      This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. No statutory, administrative or judicial authority directly addresses all of the tax consequences relating to the treatment of the convertible debentures or instruments similar to the convertible debentures for U.S. federal income tax purposes. No rulings have been sought or are expected to be sought from the Internal Revenue Service, which we refer to as the IRS, with respect to any of the U.S. federal income tax consequences regarding this particular offering. As a result, we cannot assure you that the IRS will agree with the tax characterizations and the tax consequences described below.

      If you are considering purchasing the securities, you should consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

      For purposes of this summary, a U.S. holder is a beneficial owner of securities that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

      A beneficial owner of securities that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

U.S. Holders

Taxation of Interest

      U.S. Holders will be required to recognize as ordinary income any interest paid or accrued on the convertible debentures and junior notes, in accordance with their regular method of accounting. In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceed the issue price of the instrument, the holder may be required to recognize additional interest as “original issue discount” over the term of the instrument. We believe that the convertible debentures and junior notes will not be issued with original issue discount, and the remainder of this discussion assumes that the convertible debentures and junior notes are not issued with original issue discount.

Conversion of Convertible Debentures or Series C Preferred Stock into, or Exchange of Convertible Debentures or Series C Preferred Stock Solely for, Class A Common Stock

      If a U.S. Holder converts convertible debentures or Series C preferred stock or exchanges convertible debentures or Series C preferred stock, and we deliver solely Class A common stock in the conversion or exchange, a U.S. Holder generally will not recognize gain or loss except (i) to the extent of cash received in lieu of a fractional share of our Class A common stock and (ii) in the case of shares of Class A common stock received that are attributable to accrued interest. If a U.S. Holder receives cash in lieu of a fractional share of stock, the holder generally will recognize capital gain or loss, for U.S. federal income tax purposes, equal to the difference between the amount of cash received and the tax basis in such fractional share. Such gain or loss generally will be long-term if the U.S. Holder’s holding period in respect of the convertible debentures or Series C preferred stock is more than one year. A U.S. Holder’s tax basis in the Class A common stock received upon conversion or exchange should generally equal such holder’s tax basis in convertible debentures or Series C preferred stock tendered in exchange therefore, less the tax basis allocated to any fractional share for which cash is received. A U.S. Holder’s holding period in the Class A common stock received upon conversion or exchange of convertible debentures or Series C preferred stock will include the holding period of convertible debentures or Series C preferred stock so converted or exchanged. The fair market value of shares of Class A common stock received that are attributable to accrued interest will generally be taxed as ordinary income. A U.S. Holder’s tax basis in such Class A common stock will equal such accrued interest and the holding period for such Class A common stock should begin on the day following the exchange.

Exchange of Convertible Debentures or Series C Preferred Stock for Class A Common Stock and Cash

      If a U.S. Holder exchanges the convertible debentures or Series C preferred stock, and we deliver a combination of cash and Class A common stock in the exchange, then, in general:

•	a U.S. Holder should recognize capital gain (but not loss) to the extent that the cash and the value of the shares received (other than cash or shares received in lieu of a fractional share or attributable to accrued interest) exceed its adjusted tax basis in the respective convertible debenture or Series C preferred stock, but in no event should the amount of recognized gain exceed the amount of cash received (other than cash received in lieu of a fractional share or attributable to accrued interest);

•	a U.S. Holder’s tax basis in the shares received should be the same as its basis in the respective convertible debenture or Series C preferred stock (exclusive of any basis allocable to a fractional share) decreased by the amount of cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized by such holder (other than gain with respect to a fractional share);

•	the holding period of the shares received in the exchange should generally include the holding period for the respective convertible debenture or Series C preferred stock;

•	the amount of cash and the fair market value of shares received by a U.S. Holder that is attributable to accrued interest will generally be taxed as ordinary income. A U.S. Holder’s tax basis in such Class A common stock will equal such accrued interest and the holding period for such Class A common stock should begin on the day following the exchange.

Sale, Exchange or other Disposition of the Convertible Debentures and Junior Notes

      Upon the sale, exchange, or other disposition of convertible debentures and junior notes (except as set forth under “Conversion of Convertible Debentures into, or Exchange of Convertible Debentures Solely for, Class A Common Stock” and “Exchange of Convertible Debentures for Class A Common Stock and Cash”), a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other disposition (other than any amount attributable to accrued interest) and (ii) the U.S. Holder’s adjusted tax basis in the convertible debentures sold, exchanged, or otherwise disposed of. Such gain or loss will be long-term if the U.S. Holder’s holding period in respect of such convertible debentures or junior notes is more than one year. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income.

Constructive Dividends — Series C Preferred Stock

      Although the issue is not free from doubt, if we elect to defer cash payment of dividends on the Series C preferred stock, a deferred dividend will accrue on the Series C preferred stock and may give rise to deemed dividend income, at the time of such increase, to the holders of the Series C preferred stock in the amount of all, or a portion of, the increase in liquidation value.

Constructive Dividends — Adjustments in Conversion Price

      The terms of the convertible debentures and Series C preferred stock allow for changes in the conversion price of the convertible debentures and Series C preferred stock in specified circumstances. A change in conversion price (or failure to make a change in the conversion price) that allows convertible debenture or Series C preferred stock holders to receive more shares of Class A common stock on conversion may increase the convertible debenture or Series C preferred stock holders’ proportionate interests in our earnings and profits or assets. In that case, the convertible debenture or Series C preferred stock holders could be treated as though they received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the convertible debenture or Series C preferred stock holders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion price is adjusted to compensate convertible debenture or Series C preferred stock holders for taxable distributions of cash or property to our shareholders. Not all changes in conversion price that allow convertible debenture or Series C preferred stock holders to receive more stock on conversion, however, increase the convertible debenture holders’ proportionate interests in us. For instance, a change in conversion price could simply prevent the dilution of the convertible debenture holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the convertible debenture or Series C preferred stock holders’ interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated like dividends paid in cash or other property, as discussed below under “Dividends on Class A Common Stock and Series C Preferred Stock.”

                  Dividends on Class A Common Stock and Series C Preferred Stock

      If we make a distribution in respect of our Class A common stock or Series C preferred stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s basis in its Class A common stock or Series C preferred stock. Any remaining excess will be treated as capital gain. If the U.S. Holder is a U.S. corporation, it would generally be able to claim a dividends received deduction equal to a portion of any dividends received.

      Distributions taxable as dividends to corporate holders of the Series C preferred stock will be eligible for the dividends received deduction, subject to various limitations. No assurance can be given that we will have sufficient earnings and profits for federal income tax purposes to cause all distributions to be taxable as dividends. The benefits of any dividends received deduction to a corporate holder of Series C preferred stock may, in effect, be reduced or eliminated by many exceptions and restrictions, including restrictions relating to the holding period of stock on which the dividends are received, debt-financed portfolio stock, taxpayers that pay alternative minimum tax and the so-called “extraordinary dividend” provisions of section 1059 of the Code.

                  Sale of Class A Common Stock or Series C Preferred Stock

      A U.S. Holder generally will recognize capital gain or loss on a sale or exchange of Class A common stock or Series C preferred stock. The holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s adjusted tax basis in the stock. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year.

                  Conversion of Series C Preferred Stock

      A holder of Series C preferred stock who converts Series C preferred stock into our Class A common stock will generally not recognize gain or loss; except that the fair market value of any shares of Class A common stock attributable to dividend arrearages will be treated as a distribution as described above under “ — Dividends on Class A Common Stock or Series C Preferred Stock.” The tax basis of Class A common stock received on conversion will equal the tax basis of the Series C preferred stock converted, and the holding period for the Class A common stock received will generally include the holding period of the Series C preferred stock converted.

                  Redemption of Series C Preferred Stock for Cash

      A holder of Series C preferred stock will generally recognize capital gain or loss on our redemption of Series C preferred stock for cash, provided that the redemption meets at least one of the following requirements:

•	the redemption is not essentially equivalent to a dividend as determined for federal income tax purposes;

•	the redemption results in a complete termination of the holder’s interest in our stock (preferred and common); or

•	the redemption is substantially disproportionate with respect to the holder of Series C preferred stock as determined for federal income tax purposes.

      If the redemption satisfies any of these requirements, such capital gain or loss will generally be equal to the difference between the amount of cash received by the holder of Series C preferred stock and the holder’s tax basis in the Series C preferred stock redeemed. This capital gain or loss will be long term if the holding period for the Series C preferred stock is more than one year. In determining whether any of the above requirements apply, shares considered to be owned by the holder of Series C preferred stock by reason of certain attribution rules must be taken into account. It may be more difficult for a person who owns, actually or constructively by operation of the attribution rules, any Class A common stock to satisfy any of the above requirements. Any redemption proceeds attributable to accrued but unpaid dividends which have been declared will be treated as a distribution as described above under “ — Dividends on Class A Common Stock or Series C Preferred Stock.”

      If the redemption does not satisfy any of the above requirements, then the entire amount received (i.e., without any offset for the holder’s tax basis in the Series C preferred stock redeemed) will be treated as a distribution taxable as described in “ — Dividends on Class A Common Stock or Series C Preferred Stock” above. In such case, the holder’s tax basis in the Series C preferred stock that is redeemed will be allocated to the holder’s remaining stock, if any, or possibly to stock owned by him constructively if the holder of Series C preferred stock does not continue to own, directly, any of our stock.

Redemption for Class A Common Stock

      A holder of Series C preferred stock will generally not recognize gain or loss on our redemption of Series C preferred stock solely for Class A common stock (except that ordinary income may be recognized to the extent that a portion of the Class A common stock is determined to constitute a payment in respect of dividends in arrears on the Series C preferred stock). The tax basis of such Class A common stock received will generally equal the tax basis of the Series C preferred stock redeemed, and the holding period for the Class A common stock received will generally include the holding period of the Series C preferred stock redeemed (except that the portion, if any, of Class A common stock received that constitutes a payment in respect of dividends in arrears will have a tax basis equal to its fair market value at the time of the redemption and a new holding period commencing at the time of the redemption).

Change of Control Put Right

      If, as a result of a change of control, a holder of Series C preferred stock exercises the right to put Series C preferred stock to us and we decide to pay for such stock solely in cash, the holder will be taxed under the rules described in “— Redemption for Cash” above.

      If a holder of Series C preferred stock exercises the put right and we decide to pay for such stock solely in Class A common stock, the holder will generally not recognize gain or loss (except that ordinary income may be recognized to the extent that a portion of the Class A common stock is determined to constitute a payment in respect of dividends in arrears on the Series C preferred stock). The tax basis of Class A common stock received on exercise of the put will generally equal the tax basis of the Series C preferred stock tendered, and the holding period for the Class A common stock received will generally include the holding period of the Series C preferred stock tendered (except that the portion, if any, of Class A common stock received that constitutes a payment in respect of dividends in arrears will have a tax basis equal to its fair market value at the time of the tender and a new holding period commencing at the time of the tender).

Other Sales or Dispositions

      Except as set forth above, a holder of Series C preferred stock or Class A common stock who sells or otherwise disposes of our stock will generally recognize capital gain or loss equal to the difference between the sum of the amount of cash and fair market value of any property received on the sale or other disposition and the tax basis in the shares sold or disposed. This capital gain or loss will be long term if the holding period for the stock sold or disposed is more than one year. Capital losses are subject to limitations.

New Tax Legislation

      As part of the Jobs and Growth Tax Relief Reconciliation Act of 2003, which we refer to as the Act, signed into law on May 28, 2003, the maximum tax rate on eligible dividends received by individuals was generally reduced to 15% for tax years through 2008. In general, a dividend would not be eligible for the 15% rate if the stock was held for 60 days or less. In addition, the Act established a maximum tax rate of

15% on net long-term capital gains of individuals, trusts and estates effective for gains properly taken into account after May 5, 2003 and before January 1, 2009. The Act also had the effect of reducing the backup withholding rate. Prospective investors are encouraged to consult with their own tax advisors regarding the application to them of the provisions of the Act.

Non-U.S. Holders

Taxation of Interest

      Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30 percent, collected by means of withholding by the payor. Payments of interest on the convertible debentures and junior notes to most Non-U.S. Holders, however, will qualify as “portfolio interest,” and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that:

•	owns, actually or constructively, at least ten percent of our voting stock, or

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us.

      In general, a foreign corporation is a controlled foreign corporation if at least 50 percent of its stock is owned, directly or indirectly, by one or more U.S. persons that each owns, directly or indirectly, at least ten percent of the corporation’s voting stock. Even if the portfolio interest exception does not apply, payments of interest to a nonresident person or entity might not be subject to withholding tax at a 30 percent rate, or might be subject to withholding tax at a reduced rate, under the terms of a tax treaty between the United States and the Non-U.S. Holder’s country of residence.

      The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form under penalties of perjury to us or our paying agent. If the holder holds the convertible debenture or junior notes through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership, the certification requirements generally apply to the partners rather than the partnership and the partnership must provide certain information.

      We intend to take the position that the convertible debentures and junior notes are properly treated as debt for Federal income tax purposes. If the Internal Revenue Service successfully challenges such position, then payments of interest on the convertible debentures and junior notes will be taxed in that same manner as dividends paid on our Class A common stock, as discussed below under “Dividends and Constructive Dividends on Class A Common Stock and Series C Preferred Stock.”

Dividends and Constructive Dividends on Class A Common Stock and Series C Preferred Stock

      Dividends paid on Class A common stock or Series C preferred stock or constructive dividends deemed paid (as discussed above under “Constructive Dividends — Series C Preferred Stock” and “U.S. Holders — Constructive Dividends — Adjustments in Conversion Price”) to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate subject to reduction (i) by an applicable treaty if the Non-U.S. Holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits or (ii) upon the receipt of an IRS Form W-8ECI from a Non-U.S. Holder claiming that the payments are effectively connected with the conduct of a U.S. trade or business. For the consequences to a Non-U.S. Holder that is engaged in the conduct of a U.S. trade or business, see below under “Non-U.S. Holders — U.S. Trade or Business.”

Conversion of Convertible Debentures or Series C Preferred Stock into, or Exchange of Convertible Debentures or Series C Preferred Stock Solely for, Class A Common Stock

      Upon conversion of convertible debentures or Series C preferred stock into, or an exchange of convertible debentures or Series C preferred stock solely for, Class A common stock, a Non-U.S. Holder will generally not be subject to U.S. federal income tax. See “Exchange of Convertible Debentures or Series C Preferred Stock for Cash or for Cash and Class A Common Stock, or Other Sale, Repurchase or Disposition of Convertible Debentures or Series C Preferred Stock of Class A Common Stock” below regarding the taxation of cash received, including cash received in lieu of a fractional share of Class A common stock, upon a conversion or exchange.

Exchange of Convertible Debentures or Series C Preferred Stock for Cash or for Cash and Class A Common Stock, or Other Sale, Exchange or Disposition of Convertible Debentures or Series C Preferred Stock of Class A Common Stock

      A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a conversion of convertible debentures or Series C preferred stock, or an exchange of convertible debentures or Series C preferred stock for cash or cash and Class A common stock, a sale, or repurchase for cash or the receipt of cash in lieu of a fractional share of our Class A common stock, or other disposition of convertible debentures or Series C preferred stock or Class A common stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met, or (iii) in the case of certain 5% owners of Class A common stock discussed below at “U.S. Real Property Holding Corporation Status.” For the consequences to a Non-U.S. Holder that is engaged in the conduct of a U.S. trade or business, see below under “Non-U.S. Holders — U.S. Trade or Business.”

      U.S. Real Property Holding Corporation Status

      You may be subject to U.S. federal income tax on gain recognized on a sale, exchange or other disposition of the convertible debentures or our Class A common stock if (i) we are, or were within the five years before the sale, exchange or other disposition, a “U.S. real property holding corporation,” which we refer to as the USRPHC, and (ii) either (x) in the case of our Class A common stock, you own, or owned during such 5 year period 5% or more of our Class A common stock or (y), in the case of the convertible debentures, upon the acquisition of a convertible debenture, you own, in the aggregate, convertible debentures the fair market value of which exceeds 5% of the aggregate fair market value of our common stock. Based on our significant ownership of real property located in the United States, we may be a USRPHC or become one in the future. Please consult your tax advisor on the consequences of acquiring stock in a USRPHC.

U.S. Trade or Business

      If interest on the convertible debentures, or junior notes, or dividends on the Class A common stock, or Series C preferred stock, or gain on the disposition of the convertible debentures, junior notes, Series C preferred stock or the Class A common stock is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, the Non-U.S. Holder maintains a United States “permanent establishment” to which the interest or gain is generally attributable), the Non-U.S. Holder may be subject to U.S. federal income tax on the interest, dividends or gain on a net basis in the same manner as if it were a U.S. Holder. If interest income received with respect to the convertible debentures or junior notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a convertible debenture, junior notes or Series C preferred stock or Class A common stock also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, such interest, dividends or gain will be included in earnings and profits if the interest, dividends or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting

      The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on his returns. The information reporting and backup withholding rules do not apply to payments to corporations, whether domestic or foreign.

      Payments of interest or dividends to individual U.S. Holders of convertible debentures or junior notes or Class A common stock or Series C preferred stock generally will be subject to information reporting, and will be subject to backup withholding unless the holder provides us or our paying agent with a correct taxpayer identification number and complies with certain certification procedures. The information reporting and backup withholding rules do not apply to payments that are subject to the 30% withholding tax on dividends or interest paid to nonresidents, or to payments that are exempt from that tax by application of a tax treaty or special exception. Therefore, payments to Non-U.S. Holders of dividends on Class A common stock or Series C preferred stock, or interest on convertible debentures or junior notes, will generally not be subject to information reporting or backup withholding. To avoid backup withholding, a Non-U.S. Holder will have to certify its nonresident status. Payments made to U.S. Holders by a broker upon a sale of convertible debentures, junior notes, Series C preferred stock or Class A common stock will generally be subject to information reporting and backup withholding. If, however, the sale is made through a foreign office of a U.S. broker, the sale will be subject to information reporting but not backup withholding. If the sale is made through a foreign office of a foreign broker, the sale generally will not be subject to either information reporting or backup withholding. This exception may not apply, however, if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business. Payments made to Non-U.S. Holders by a broker upon a sale of convertible debentures, junior notes, Series C preferred stock or Class A common stock will not be subject to information reporting or backup withholding as long as the Non-U.S. Holder certifies its foreign status.

      Any amounts withheld from a payment to a holder of convertible debentures, junior notes, Series C preferred stock or Class A common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

      THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR CONVERTIBLE DEBENTURES, JUNIOR NOTES, SERIES C PREFERRED STOCK OR CLASS A COMMON STOCK.

SELLING SECURITYHOLDERS

      We originally issued the convertible debentures, junior notes and Series C preferred stock in transactions exempt from or not subject to registration under the Securities Act. The securities that may be offered under this prospectus will be offered by the selling securityholders, which includes their donees, pledgees, transferees and other successors-in-interest. Only those securities may be offered for resale by the selling securityholders pursuant to this prospectus.

      The following tables set forth information, as of a recent practicable date, regarding:

•	the number or principal amount of securities beneficially owned by each selling securityholder before any offering pursuant to this prospectus;

•	the number of or principal amount of securities that may be offered from time to time pursuant to this prospectus; and

•	the number and percentage, if any, of the securities that each selling securityholder will beneficially own after this offering.

      This information was supplied to us by the selling securityholders named in the tables and may change from time to time. Before use of this prospectus in connection with an offering of these securities by a beneficial owner not listed as a selling securityholder below or its donees, pledgees, transferees or other successors-in-interest, this prospectus will be supplemented to set forth the similar information with respect to that person.

      The information set forth in the tables is based on and assumes the following:

•	the sale of all convertible debentures, junior notes, Series C preferred stock and Class A common stock offered by this prospectus;

•	no other purchases or sales of convertible debentures, junior notes, Series C preferred stock or Class A common stock by the selling stockholders;

•	282,571,753 shares of Class A common stock outstanding as of July 16, 2004;

•	the exclusion of shares of Class A common stock issuable upon conversion of the convertible debentures and Series C preferred stock from the number of shares of Class A common stock owned before the offering; and

•	conversion of (i) the full amount of convertible debentures held by each selling securityholder at the initial conversion price of $4.1210 per share and (ii) the full amount of the Series C preferred stock at the initial conversion price of $5.78 per share.

      The initial conversion prices of the convertible debentures and Series C preferred stock are subject to specified adjustments relating to stock dividends and other similar transactions. Furthermore, upon conversion of the Series C preferred stock, we may deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock. Accordingly, the number of shares of common stock issuable upon conversion of the convertible debentures or Series C preferred stock may increase or decrease from time to time. Additionally, cash will be paid in lieu of fractional shares, if any, upon conversion of the convertible debentures.

      As set forth below, CUSA owns all of our junior notes, Series C preferred stock and Class B common stock. Additionally, we conduct a significant amount of business with ChevronTexaco and its affiliates. For more information regarding our relationship with ChevronTexaco and its affiliates, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by our Form 10-K/A filed on July 20, 2004, and the other documents incorporated by reference herein. CUSA’s ability to sell or otherwise transfer the Series C preferred stock is limited by certain restrictions on transfer described under “Transfer Restrictions” on page 45.

Convertible Debentures and Class A Common Stock Issuable Upon Conversion Thereof

	Principal
	Amount of
	Convertible				Percentage
	Debentures	Class A		Class A	of Class A
	Beneficially	Common	Class A	Common	Common
	Owned Before	Stock	Common	Stock	Stock
	the Offering	Owned	Stock that	Owned	Owned
	and that May	Before the	May be	After the	After the
Name of Selling Security Holder	be Sold	Offering	Sold	Offering	Offering

Advent Convertible Master (Cayman) L.P.	$11,010,000	—	2,671,682	—	—
Alexandra Global Master Fund, Ltd.	$10,000,000	—	2,426,595	—	—
Alta Partners Holdings LDC	$35,000,000	—	8,493,082	—	—
Alpha U.S. Sub Fund 4 LLC	$365,000	—	88,570	—	—
Arbitex Master Fund L.P.	$3,500,000	—	849,308	—	—
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	$3,170,000	—	769,230	—	—
Argent Classic Convertible Arbitrage Fund II, L.P.	$150,000	—	36,398	—	—
Argent Classic Convertible Arbitrage Fund L.P.	$860,00	—	208,687	—	—
Argent LowLev Convertible Arbitrage Fund, LLC	$300,000	—	72,797	—	—
Argent LowLev Convertible Arbitrage Fund, Ltd.	$1,420,000	—	344,576	—	—
Argent LowLev Convertible Arbitrage II Fund, LLC	$50,000	—	12,132	—	—
BNP Paribas Equity Strategies, SNC	$6,808,000	58,192	1,652,025	58,192	*
BP Amoco PLC Master Trust	$94,000	—	23,052	—	—
CALAMOS Market Neutral Fund — CALAMOS Investment Trust	$4,000,000	—	970,638	—	—
Class C Trading Company Ltd.	$120,000	—	29,119	—	—
Consulting Group Capital Market Funds	$670,000	—	162,581	—	—
Convertible Securities Fund	$50,000	—	12,132	—	—
CooperNeff Convertible Strategies (Cayman) Master Fund, L.P.	$7,178,000	—	1,741,809	—	—
Credit Suisse First Boston Europe Ltd.	$40,000	—	9,706	—	—
Credit Suisse First Boston LLC	$3,725,000	—	903,906	—	—
Custom Investment PCC, Ltd.	$40,000	—	29,119	—	—
DB Equity Opportunities Master Portfolio Ltd.	$3,400,000	—	825,042	—	—
D.E. Shaw Investment Group, L.L.C.	$400,000	—	97,063	—	—
D.E. Shaw Valence Portfolios, L.L.C.	$2,100,000	—	509,584	—	—
DEAM Convertible Arbitrage	$1,600,000	—	388,255	—	—
DKR SoundShore Oasis Holding Fund Ltd.	$14,400,000	—	3,106,041	—	—
DKR SoundShore Strategic Holding Fund Ltd.	$1,600,000	—	291,191	—	—
Exis Differential Holdings Ltd.	$3,000,000	—	727,977	—	—
Goldman Sachs & Co.	$1,500,000	1,824,143 (1)	363,989	1,824,143 (1)	*
Grace Brothers, Ltd.	$1,000,000	—	242,659	—	—
Grace Convertible Arbitrage Fund, Ltd.	$7,000,000	—	1,698,616	—	—
Guggenheim Portfolio Co. XO, LLC	$500,000	—	121,329	—	—
HFR Arbitrage Fund	$501,000	—	121,572	—	—

	Principal
	Amount of
	Convertible				Percentage
	Debentures	Class A		Class A	of Class A
	Beneficially	Common	Class A	Common	Common
	Owned Before	Stock	Common	Stock	Stock
	the Offering	Owned	Stock that	Owned	Owned
	and that May	Before the	May be	After the	After the
Name of Selling Security Holder	be Sold	Offering	Sold	Offering	Offering

HFR Ca Global Select Master Trust	$50,000	—	12,132	—	—
Hotel Union & Hotel Industry of Hawaii Pension Plan	$32,000	—	7,765	—	—
Institutional Benchmarks Master Fund c/o Alexandra Investment Mgt LLC	$3,000,000	—	727,977	—	—
KBC Financial Products USA Inc.	$1,000,000	—	242,659	—	—
LDG Limited	$171,000	—	41,494	—	—
Lyxor	$1,035,000	—	251,152	—	—
Lyxor/ Convertible Arbitrage Fund Limited	$1,221,000	—	296,287	—	—
Lyxor Master Fund	$290,000	—	70,371	—	—
MSD TCB, LP	$28,000,000	—	6,794,466	—	—
MSS Convertible Arbitrage I c/o TQA Investors, LLC	$22,000	—	5,338	—	—
National Benefit Life Insurance Company	$33,000	—	8,007	—	—
Nations Convertible Securities Fund	$6,950,000	—	1,686,483	—	—
Nisswa Master Fund Ltd.	$1,000,000	—	242,659	—	—
Quattro Fund, Ltd.	$17,850,00	—	4,331,472	—	—
Quattro MultiStrategy Masterfund LP	$1,325,000	—	321,523	—	—
Primerica Life Insurance Company	$328,000	—	79,592	—	—
Pyramid Equity Strategies Fund	$700,000	—	169,861	—	—
Ramius Capital Group	$500,000	—	121,329	—	—
Ramius Master Fund, Ltd.	$1,800,000	—	436,787	—	—
RCG Latitude Master Fund, Ltd.	$3,700,000	—	897,840	—	—
RCG Multi Strategy Master Fund, Ltd.	$1,000,000	—	242,659	—	—
Satellite Convertible Arbitrage Master Fund, LLC	$20,000,000	—	4,853,190	—	—
Silver Convertible Arbitrage Fund LDC	$120,000	—	29,119	—	—
Silverback Master, Ltd.	$1,000,000	—	242,659	—	—
Singlehedge US Convertible Arbitrage Fund	$1,905,000	—	462,266	—	—
Sphinx Convertible Arb Fund SPC	$26,000	—	6,309	—	—
Sphinx Fund c/o TQA Investors, LLC	$43,000	—	10,434	—	—
SSI Blended Market Neutral L.P.	$60,000	—	14,559	—	—
SSI Hedged Convertible Market Neutral L.P.	$74,000	—	17,956	—	—
The Standard Fire Insurance Company	$629,000	—	152,632	—	—
Sturgeon Limited	$1,388,000	—	336,811	—	—
Tag Associates	$114,000	—	27,663	—	—
Tempo Master Fund, LP	$7,500,000	—	1,819,946	—	—
TQA Master Fund, Ltd.	$1,584,000	—	384,372	—	—
TQA Master Plus Fund, Ltd.	$6,821,000	—	1,655,180	—	—
Travelers Casualty Insurance Company of America	$836,000	—	202,863	—	—
The Travelers Indemnity Company	$629,000	—	152,632	—	—
The Travelers Insurance Company — Life	$2,312,000	—	561,028	—	—

	Principal
	Amount of
	Convertible				Percentage
	Debentures	Class A		Class A	of Class A
	Beneficially	Common	Class A	Common	Common
	Owned Before	Stock	Common	Stock	Stock
	the Offering	Owned	Stock that	Owned	Owned
	and that May	Before the	May be	After the	After the
Name of Selling Security Holder	be Sold	Offering	Sold	Offering	Offering

The Travelers Insurance Company Separate Account TLAC	$65,000	—	15,772	—	—
The Travelers Life and Annuity Company	$168,000	—	40,766	—	—
UBS AG London Branch	$5,000,000	—	1,213,297	—	—
UBS O’Connor LLC f/b/b O’Connor Global Convertible Arbitrage Master Ltd.	$4,000,000	—	970,638	—	—
Viacom Inc. Pension Plan Master Trust	$3,000	—	727	—	—
Wachovia Securities International Ltd.	$9,500,000	—	2,305,265	—	—
Xavex Convertible Arbitrage 2 Fund	$70,000	—	16,986	—	—
Xavex Convertible Arbitrage 5 Fund	$500,000	—	121,329	—	—
Xavex Convertible Arbitrage 7 Fund c/o TQA Investors, LLC	$272,000	—	66,003	—	—
Xavex Convertible Arbitrage 10 Fund	$320,000	—	77,651	—	—
Zurich Institutional Benchmarks Master Fund Ltd.	$211,000	—	51,201	—	—
Zurich Institutional Benchmarks Master Fund, Ltd. c/o Quattro Fund	$1,325,000	—	321,523	—	—
Zurich Institutional Benchmarks Master Fund, Ltd. c/o TQA Investors, LLC	$198,000	—	48,046	—	—

*	Less than one percent.

(1)	As of April 12, 2004, Goldman Sachs also held a call to purchase 360,000 shares of Class A common stock.

Junior Notes

Principal Amount of Junior Notes
Beneficially Owned Before the
Name of Selling Security Holder	Offering and that May be Sold

Chevron U.S.A. Inc.	$225,000,000

Series C Preferred Stock and Class A Common Stock Issuable Upon Conversion Thereof

Series C
	Preferred				Percentage
	Stock Owned	Class A		Class A	of Class A
	Before the	Common	Class A	Common	Common
	Offering and	Stock Owned	Common	Stock Owned	Stock Owned
	that May	Before the	Stock that	After the	After the
Name of Selling Security Holder	Be Sold	Offering	May Be Sold	Offering	Offering

Chevron U.S.A. Inc.	8,000,000	—(1)	69,204,152	—(1)	25.7%(1)

(1)	CUSA owns 96,891,014 shares of our Class B common stock. The number of shares of Class A common stock owned before and after the offering do not reflect these shares. However, the percentage of Class A common stock beneficially owned after the offering assumes conversion of all of CUSA’s shares of Class B common stock into Class A common stock.

PLAN OF DISTRIBUTION

      We will not receive any of the proceeds of the sale of the securities offered by this prospectus. The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of securities to be made directly or through agents.

      The securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

      The selling securityholders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the securities by selling securityholders and any discounts, commissions or agent’s commissions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities of the Securities Act and the Exchange Act. If the securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

      The securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

      These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling securityholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

      These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

      In connection with the sales of the securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may engage in short sales of the securities in the course of hedging their positions, sell the securities short and deliver the securities to close out short positions, loan or pledge securities to broker-dealers or other financial institutions that in turn may sell the securities, enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the securities, which the broker-dealer or other financial institution may resell pursuant to the prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

      The selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholders or borrowed from the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

      To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the selling securityholders.

      Our Class A common stock trades on the NYSE under the symbol “DYN.” We do not intend to apply for listing of the convertible debentures, junior notes or on any securities exchange or for inclusion of the convertible debentures, junior notes or Series C preferred stock in any automated quotation system. Accordingly, no assurances can be given as to the development of liquidity or any trading market for the convertible debentures, junior notes or Series C preferred stock. See “Risk Factors — We cannot assure you that an active trading market will develop for these convertible debentures, junior notes or Series C preferred stock, which may adversely affect the market price.”

      There can be no assurance that any selling securityholder will sell any or all of the securities pursuant to this prospectus. Further, we cannot assure you that any such selling securityholder will not transfer, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

      The selling securityholders and any other person participating in the sale of securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

      We and the selling securityholders have agreed to indemnify each other, and we may indemnify any underwriters and agents, against certain liabilities, including liabilities under the Securities Act.

      We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

VALIDITY OF SECURITIES

      The validity of the convertible debentures and junior notes offered hereby has been passed upon for us by Akin Gump Strauss Hauer & Feld LLP. The validity of the Series C preferred stock and Class A common stock offered hereby will be passed upon for us by Mayer, Brown, Rowe & Maw LLP and Sonnenschein Nath & Rosenthal LLP.

EXPERTS

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Registration fee	$107,695
Printing and engraving expenses	200,000	*
Accounting fees and expenses	50,000	*
Legal fees and expenses	100,000	*
Fees and expenses of Trustee	25,000	*
Miscellaneous	25,000	*

Total	$507,695	*

*	All amounts other than the registration fee are estimates.

Item 15.	Indemnification of Directors and Officers.

      Section 8.75 of the IBCA empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the Registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made with respect to a person who is a director or officer at the time of the determination (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by committee of the directors designated by a majority vote of the directors, even though less than a quorum, or (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. To the extent that a present or former director, officer or employee of the Registrant has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise.

      Section 8.75 also authorizes the Registrant to buy and maintain insurance on behalf of any director, officer, employee or agent of the Registrant, or a person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the Registrant has the power to indemnify the person against such liability.

      Our articles of incorporation require indemnification of directors and officers, and our bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, our articles of incorporation authorize us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or was or is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not we would have the power to indemnify such person against such liability under the applicable provisions of the amended and restated articles of incorporation.

Item 16.	Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Articles of Incorporation of Dynegy Inc. (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A of Dynegy Inc. filed with the SEC on April 25, 2001, File No. 1-15659).
3.2	Statement of Resolution Establishing Series of Series C Convertible Preferred Stock of Dynegy Inc. (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
3.3	Amended and Restated Bylaws of Dynegy Inc. (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K for the Year Ended December 31, 2003 of Dynegy Inc., File No. 1-5659).
4.1	Exchange and Registration Rights Agreement (Preferred Stock) dated August 11, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.2	Exchange and Registration Rights Agreement (Notes) dated August 11, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.3	Amended and Restated Registration Rights Agreement (Common Stock) dated August 11, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.4	Amended and Restated Shareholder Agreement dated August 11, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.5	Indenture dated August 11, 2003 between Dynegy Inc. and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.6	Junior Unsecured Subordinated Note due 2016 in the principal amount of $225,000,000 issued on August 11, 2003 by Dynegy Inc. to Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.7 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.7	Indenture dated August 11, 2003 between Dynegy Inc., Dynegy Holdings Inc. and Wilmington Trust Company, as trustee, including the form of debenture issuable pursuant to the Indenture (incorporated by reference to Exhibit 4.9 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.8	Registration Rights Agreement dated August 11, 2003 among Dynegy Inc., Dynegy Holdings Inc. and the initial purchasers named therein (incorporated by reference to Exhibit 4.10 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.9	Series B Preferred Stock Exchange Agreement dated as of July 28, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).

Exhibit
Number		Description

5	.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
5	.2**	Opinion of Mayer, Brown, Rowe & Maw LLP.
5	.3**	Opinion of Sonnenschein Nath & Rosenthal LLP.
12	.1**	Statement Regarding Computation of Ratios.
23	.1**	Consent of PricewaterhouseCoopers LLP.
23	.2*	Consent of Akin Gump Strauss Hauer & Feld LLP.
23	.3**	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.2).
23	.4**	Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit 5.3).
24	.1*	Powers of Attorney of Williamson, Caruso, Bayless, Biegler, Bynoe, Clark, Galt, Hammick, Oelkers, Stewart, Trubeck, Sheppard and Wilcox.
24	.2**	Power of Attorney of Hart (included on the signature pages).
25	.1*	Statement of Eligibility and Qualification of Wilmington Trust Company.

*	Previously filed.

**	Filed herewith.

Item 17.	Undertakings.

      (a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by either registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either registrant pursuant to any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of July, 2004.

DYNEGY INC.

By:	/s/ BRUCE A. WILLIAMSON

Bruce A. Williamson
President and Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that Terry A. Hart constitutes and appoints Carol F. Graebner and J. Kevin Blodgett, and each of them severally, as his true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities indicated on July 29, 2004.

Signatures	Title

* Bruce A. Williamson	President, Chief Executive Officer and Director (Chairman of the Board) (Principal Executive Officer)

* Nick J. Caruso	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ TERRY A. HART Terry A. Hart	Senior Vice President and Controller (Principal Accounting Officer)

* Charles E. Bayless	Director

* David W. Biegler	Director

* Linda W. Bynoe	Director

* Thomas D. Clark, Jr.	Director

Signatures		Title

* Barry J. Galt		Director

* Patricia A. Hammick		Director

George L. Mazanec		Director

* Robert C. Oelkers		Director

* Joe J. Stewart		Director

* William L. Trubeck		Director

* Howard B. Sheppard		Director

* Raymond I. Wilcox		Director

*By:	/s/ J. KEVIN BLODGETT Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of July, 2004.

DYNEGY HOLDINGS INC.

By:	/s/ BRUCE A. WILLIAMSON

Bruce A. Williamson
President and Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that Terry A. Hart constitutes and appoints Carol F. Graebner and J. Kevin Blodgett, and each of them severally, as his true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities indicated on July 29, 2004.

Signatures		Title

* Bruce A. Williamson		President, Chief Executive Officer and Director (Principal Executive Officer)

* Nick J. Caruso		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ TERRY A. HART Terry A. Hart		Senior Vice President and Controller (Principal Accounting Officer)

* Carol F. Graebner		Director

*By:	/s/ J. KEVIN BLODGETT Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number		Description

3.1		Amended and Restated Articles of Incorporation of Dynegy Inc. (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A of Dynegy Inc. filed with the SEC on April 25, 2001, File No. 1-15659).
3.2		Statement of Resolution Establishing Series of Series C Convertible Preferred Stock of Dynegy Inc. (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
3.3		Amended and Restated Bylaws of Dynegy Inc. (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K for the Year Ended December 31, 2003 of Dynegy Inc., File No. 1-5659).
4.1		Exchange and Registration Rights Agreement (Preferred Stock) dated August 11, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.2		Exchange and Registration Rights Agreement (Notes) dated August 11, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.3		Amended and Restated Registration Rights Agreement (Common Stock) dated August 11, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.4		Amended and Restated Shareholder Agreement dated August 11, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.5		Indenture dated August 11, 2003 between Dynegy Inc. and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.6		Junior Unsecured Subordinated Note due 2016 in the principal amount of $225,000,000 issued on August 11, 2003 by Dynegy Inc. to Chevron U.S.A. Inc. (incorporated by reference to Exhibit 4.7 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.7		Indenture dated August 11, 2003 between Dynegy Inc., Dynegy Holdings Inc. and Wilmington Trust Company, as trustee, including the form of debenture issuable pursuant to the Indenture (incorporated by reference to Exhibit 4.9 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.8		Registration Rights Agreement dated August 11, 2003 among Dynegy Inc., Dynegy Holdings Inc. and the initial purchasers named therein (incorporated by reference to Exhibit 4.10 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
4.9		Series B Preferred Stock Exchange Agreement dated as of July 28, 2003 between Dynegy Inc. and Chevron U.S.A. Inc. (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).
5	.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
5	.2**	Opinion of Mayer, Brown, Rowe & Maw LLP.
5	.3**	Opinion of Sonnenschein Nath & Rosenthal LLP.
12	.1**	Statement Regarding Computation of Ratios.
23	.1**	Consent of PricewaterhouseCoopers LLP.
23	.2*	Consent of Akin Gump Strauss Hauer & Feld LLP.
23	.3**	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.2).
23	.4**	Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit 5.3).
24	.1*	Powers of Attorney of Williamson, Caruso, Bayless, Biegler, Bynoe, Clark, Galt, Hammick, Oelkers, Stewart, Trubeck, Sheppard and Wilcox.

Exhibit
Number		Description

24	.2**	Power of Attorney of Hart (included on the signature pages).
25	.1*	Statement of Eligibility and Qualification of Wilmington Trust Company.

*	Previously filed.

**	Filed herewith.